Exhibit 4.1

WELLS OPERATING PARTNERSHIP II, L.P., as Issuer

EACH OF THE GUARANTORS PARTY HERETO, as Guarantors

U.S. BANK NATIONAL ASSOCIATION, as Trustee

INDENTURE

Dated as of

April 4, 2011

5.875% Senior Notes due 2018

Reconciliation and tie between

Trust Indenture Act of 1939 (the “Trust Indenture Act”)

and Indenture

Trust Indenture Act Section	Indenture Section
§310(a)(1)	7.07
(a)(2)	7.07
(b)	7.07
§312(a)	5.01
(b)	5.02
(c)	5.02
§313(a)	5.03
(b)(2)	5.03
(c)	5.03
(d)	5.03
§314(a)	5.04
(c)(l)	16.05
(c)(2)	16.05
(e)	16.05
(f)	16.05
§316(a) (last sentence)	1.01
(a)(1)(A)	6.07
(a)(l)(B)	6.07
(b)	6.04
§317(a)(1)	6.05
(a)(2)	6.02, 6.05
(b)	4.04
§318(a)	16.07

Note: This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

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Section 17.12.	Severability	84

APPENDIX A	List of Subsidiary Guarantors

EXHIBIT A	Form of Note

EXHIBIT B	Form of Supplemental Indenture

EXHIBIT C	Restricted Legend

EXHIBIT D	DTC Legend

EXHIBIT E	Regulation S Certificate

EXHIBIT F	Rule 144A Certificate

EXHIBIT G	Certificate of Beneficial Ownership

EXHIBIT H	Temporary Offshore Global Note Legend

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INDENTURE

INDENTURE dated as of April 4, 2011 among Wells Operating Partnership II, L.P., a Delaware limited partnership (hereinafter called the “Issuer”), the Guarantors party hereto (as defined herein), and U.S. Bank National Association, as trustee (hereinafter called the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the holders of the Issuer’s 5.875% Senior Notes due 2018 guaranteed by the Guarantors.

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of the Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms used in the Indenture that are defined in the Trust Indenture Act (as defined below) or which are by reference therein defined in the Securities Act (as defined below) (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the respective meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of the execution of the Indenture. The words “herein,” “hereof,” “hereunder” and words of similar import refer to the Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

“Acquired Debt” means Debt of a Person:

(a) existing at the time such Person is merged or consolidated with or into the Parent or any of its Subsidiaries or becomes a Subsidiary of the Parent; or

(b) assumed by the Parent or any of its Subsidiaries in connection with the acquisition of assets from such Person.

Acquired Debt shall be deemed to be incurred on the date the acquired Person is merged or consolidated with or into the Parent or any of its Subsidiaries or becomes a Subsidiary of the Parent or the date of the related acquisition, as the case may be.

“Additional Interest” means additional interest owed to the Holders pursuant to a Registration Rights Agreement and Article 3 herein.

“Additional Notes” means any notes issued under the Indenture in addition to the Original Notes, including any Exchange Notes issued in exchange for such Additional Notes, having the same terms in all respects as the Original Notes, or in all respects except with respect to interest paid or payable on or prior to the first Interest Payment Date after the issuance of such Additional Notes.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Member” means a member of, or a participant in, the Depositary.

“Annual Debt Service Charge” means, for any period, the interest expense of the Parent and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, including, without duplication:

(a) all amortization of debt discount and premium and deferred financing costs;

(b) all accrued interest;

(c) all capitalized interest; and

(d) the interest component of capitalized lease obligations, excluding the interest expense component of capitalized lease obligations in respect of Approved Bond Transactions.

“Approved Bond Transaction” means those real property projects and any other real property developments (a) in which the Parent or any of its Subsidiaries acquires an interest as a lessee in real property subject to a bond transaction encumbering the property wherein the Parent or any of its Subsidiaries is also the owner of the applicable bonds; (b) pursuant to which rental payments of the Parent or any of its Subsidiaries as lessee ultimately run to the Parent or any of its Subsidiaries in the form of payments on the applicable bonds and are in an amount that are equivalent (or nearly so) with the required payments under the bonds; and (c) which lease (i) has a remaining term of not less than twenty (20) years or provides a purchase option in favor of the Parent or any of its Subsidiaries for the underlying land that is exercisable by the Parent or any of its Subsidiaries at the option of the Parent or any of its Subsidiaries, as appropriate, prior to or simultaneously with the expiration of the lease and for a de minimus or nominal purchase price, (ii) under which any required rental payment or other payment due under such lease from the Parent or any of its Subsidiaries to the lessor have been assigned to secure the bonds held by the Parent or any of its Subsidiaries and no payment default has occurred and no other default has occurred which would permit the termination of the lease, (iii) where no party to such lease is the subject of bankruptcy, insolvency, receivership or other similar events, (iv) contains customary provisions either (A) protective of any lender to the lessee or (B) whereby the lessor expressly agrees upon request to subordinate the lessor’s fee interest to the rights and remedies of such a lender, (v) where the Parent’s or any of its Subsidiaries’ interest in the real property or the lease is not subject to any Lien (other than a permitted Lien) and the instruments securing the bonds held by the Parent or any of its Subsidiaries, and (vi) such lease and bond documents permit reasonable transferability thereof (including the right to sublease to occupancy tenants).

“Asset Sale” means any sale, lease, transfer or other disposition of any assets by the Parent or any of its Subsidiaries, including by means of a merger, consolidation or similar transaction (each of the above referred to as a “disposition”), provided that the following are not included in the definition of “Asset Sale”:

(1) a disposition to the Parent or any of its Subsidiaries, including the sale or issuance by the Parent or any of its Subsidiaries of any Equity Interests of any of its Subsidiaries to the Parent or any of its Subsidiaries;

(2) the disposition by the Parent or any of its Subsidiaries in the ordinary course of business of (i) cash and cash management investments, (ii) inventory and other assets acquired and held for resale in the ordinary course of business, (iii) damaged, worn out or obsolete assets, or (iv) rights granted to others pursuant to leases or licenses;

(3) the sale or discount of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

(4) a transaction covered by Article 11;

(5) a Sale and Leaseback Transaction;

(6) any disposition in a transaction or series of related transactions of assets with a Fair Market Value of less than $10 million.

“Bankruptcy Law” means Title 11 of the U.S. Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means the board of directors of the Parent, acting on behalf of the Parent, the Issuer, or any Guarantor, as the context shall require, or a committee of that board duly authorized to act hereunder.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Parent to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, a Sunday or other day on which banking institutions in New York, New York are authorized or required by law or executive order to remain closed.

“Capital Stock” means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

“Cash Equivalents” means: (a) securities issued, guaranteed or insured by the United States of America or any of its agencies with maturities of not more than one year from the date acquired; (b) certificates of deposit with maturities of not more than one year from the date acquired which are issued by a United States federal or state chartered commercial bank of recognized standing, or a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, acting through a branch or agency, which bank at the time of the acquisition thereof has capital and unimpaired surplus in excess of $500,000,000 and which bank or its holding company at the time of the acquisition thereof has a short-term commercial paper rating of at least A-2 or the equivalent by S&P or at least P-2 or the equivalent by Moody’s; (c) reverse repurchase agreements with terms of not more than seven days from the date acquired, for securities of the type described in clause (a) above and entered into only with commercial banks having the qualifications described in clause (b) above; (d) commercial paper issued by any Person incorporated under the laws of the United States of America or any State thereof and rated at the time of the acquisition thereof at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s, in each case with maturities of not more than one year from the date acquired; and (e) investments in money market funds registered under the Investment Company Act of 1940, which have at the time of the acquisition thereof net assets of at least $500,000,000 and at least 85% of whose assets consist of securities and other obligations of the type described in clauses (a) through (d) above.

“Certificate of Beneficial Ownership” means a certificate substantially in the form of Exhibit G.

“Certificated Note” means a Note in registered individual form without interest coupons.

“Close of Business” means 5:00 p.m., New York City time.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of the Indenture such Commission is not existing and performing the duties now assigned to it under the Securities Act, the Exchange Act or the Trust Indenture Act, as the case may be, then the body or respective bodies performing such duties at such time.

“Common Stock” means the shares of common stock, par value $0.01 per share, of the Parent as they exist on the date of the Indenture or any other shares of Capital Stock of the Parent into which the Common Stock shall be reclassified or changed or, in the event of a merger, consolidation or other similar transaction involving the Parent that is otherwise permitted hereunder in which the Parent is not the surviving corporation, the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such surviving corporation or its direct or indirect parent corporation.

“Consolidated Income Available for Debt Service” for any period means Consolidated Net Income of the Parent and its Subsidiaries for such period, plus amounts which have been deducted and minus amounts which have been added for, without duplication:

(a) interest expense on Debt (excluding the interest expense component of capitalized lease obligations in respect of Approved Bond Transactions);

(b) provision for taxes based on income;

(c) amortization of debt discount, premium ‘and deferred financing costs;

(d) provisions for gains and losses on sales or other dispositions of properties and other investments;

(e) property depreciation and amortization;

(f) the effect of any non-cash items; and

(g) amortization of deferred charges,

all determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” for any period means the amount of net income (or loss) of the Parent and its Subsidiaries for such period, excluding, without duplication:

(a) extraordinary items; and

(b) the portion of net income (but not losses) of the Parent and its Subsidiaries allocable to minority interests in unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by the Parent or one of its Subsidiaries, all determined on a consolidated basis in accordance with GAAP.

“Corporate Trust Office” or other similar term means the designated office of the Trustee at which, at any particular time, its corporate trust business as it relates to the Indenture shall be administered, which office is, at the date as of which the Indenture is dated, located at U.S. Bank National Association, 60 Livingstone Avenue, St. Paul, Minnesota 55107-2292, or at any other time at such other address as the Trustee may designate from time to time by notice to the Issuer.

“CUSIP” means the Committee on Uniform Securities Identification Procedures.

“Custodian” means U.S. Bank National Association, as custodian with respect to the Global Notes, or any successor entity thereto.

“Debt” means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of:

(a) borrowed money or obligations evidenced by bonds, notes, debentures or similar instruments;

(b) indebtedness secured by any Lien on any property or asset owned by such Person, but only to the extent of the lesser of (a) the amount of indebtedness so secured and (b) the fair market value (determined in good faith by the board of directors of such Person or, in the case of the Parent or a Subsidiary of the Parent, by the Parent’s Board of Directors or a duly authorized committee thereof) of the property subject to such Lien;

(c) reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable;

(d) any lease of property by such Person as lessee which is required to be reflected on such Person’s balance sheet as a capitalized lease in accordance with GAAP, excluding the principal component of capitalized lease obligations in respect of Approved Bond Transactions; or

(e) to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of the types referred to above of another Person (it being understood that Debt shall be deemed to be incurred by such Person whenever such Person shall create, assume, guarantee or otherwise become liable in respect thereof).

“default” means any event that is, or after notice or lapse of time or both would become, an Event of Default.

“Depositary” means the clearing agency registered under the Exchange Act that is designated to act as the depositary for the Global Notes. DTC shall be the initial Depositary, until a successor shall have been appointed and become such pursuant to the applicable provisions of the Indenture, and thereafter, “Depositary” shall mean or include such successor.

“DTC” means The Depository Trust Company, a New York corporation, and its successors.

“DTC Legend” means the legend set forth in Exhibit D.

“Equity Interest” means, with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time, or any successor thereto.

“Exchange Notes” means the Notes of the Issuer issued pursuant to the Indenture in exchange for, and in an aggregate principal amount equal to, the Initial Notes or any Initial Additional Notes in compliance with the terms of a Registration Rights Agreement and containing terms substantially identical to the Initial Notes or any Initial Additional Notes (except that (i) such Exchange Notes will be registered under the Securities Act and will not be subject to transfer restrictions or bear the Restricted Legend, and (ii) the provisions relating to Additional Interest will be eliminated).

“Exchange Offer” means an offer by the Issuer to the Holders of the Initial Notes or any Initial Additional Notes to exchange outstanding Notes for Exchange Notes, as provided for in a Registration Rights Agreement.

“Exchange Offer Registration Statement” means the Exchange Offer Registration Statement as defined in a Registration Rights Agreement.

“Fair Market Value” means, with respect to any asset or property, the fair market value, as determined in good faith by the Board of Directors.

“GAAP” means U.S. generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession.

“Global Note” means a Note in registered global form without interest coupons.

“Government Obligations” means securities which are:

(a) direct obligations of the United States of America, for the payment of which its full faith and credit is pledged; or

(b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, and which, in either of the above cases, are not callable or redeemable at the option of the issuer thereof and also includes a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as provided by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation under any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation under any Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation under any Debt of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part; provided that the term “Guarantee” does not include endorsements for collection or deposit in the ordinary course of business. The terms “Guarantee” and “Guaranteeing,” used as verbs, have a corresponding meaning.

“Guarantors” means any Person Guaranteeing any obligation under the Notes. Initially, the Guarantors include the Parent and each of the Subsidiary Guarantors.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Initial Additional Notes” means Additional Notes issued in an offering not registered under the Securities Act and any Notes issued in replacement thereof, but not including any Exchange Notes issued in exchange therefor.

“Initial Notes” means the Notes initially issued under the Indenture.

“Initial Purchasers” means the initial purchasers party to a purchase agreement with the Company relating to the sale of the Initial Notes by the Issuer.

“Interest” or “interest”, unless the context otherwise requires, refers to interest and Additional Interest, if any.

“Interest Payment Date” means each April 1 and October 1 of each year, commencing October 1, 2011.

“Investment” means, with respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, by means of any of the following: (a) the purchase or other acquisition of any Equity Interest in another Person; (b) a loan, advance or extension of credit to, capital contribution to, guaranty of indebtedness of, or purchase or other acquisition of any indebtedness of, another Person, including any partnership or joint venture interest in such other Person; (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person; (d) the purchase or other acquisition of Cash Equivalents or (e) the acquisition in the ordinary course of business of any interests in real property or any other investment. Any binding commitment to make an Investment in any other Person, as well as any option of another Person to require an Investment in such Person, shall constitute an Investment. Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in the Indenture, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Issue Date” means the date on which the Original Notes are originally issued under the Indenture.

“Issuer” means the limited partnership named as the “Issuer” in the first paragraph of the Indenture, and, subject to the provisions of Article 11, shall include its successors and assigns.

“Issuer Request” and “Issuer Order” mean, respectively, a written request or order signed in the name of the Issuer by the Parent by its Chairman of the Board of Directors, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, of the Parent, and delivered to the Trustee.

“Lien” means any mortgage, deed of trust, lien, charge, pledge, security interest, security agreement, or other encumbrance of any kind.

“Maturity Date” means April 1, 2018.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash (including (i) payments in respect of deferred payment obligations to the extent corresponding to principal, but not interest, when received in the form of cash, and (ii) proceeds from the conversion of other consideration received when converted to cash), net of

(1) brokerage commissions and other fees and expenses related to such Asset Sale, including fees and expenses of counsel, accountants and investment bankers;

(2) provisions for taxes and recording fees as a result of such Asset Sale without regard to the consolidated results of operations of the Parent;

(3) payments required to repay Debt outstanding at the time of such Asset Sale that is secured by a Lien on the property or assets sold; and

(4) appropriate amounts to be provided as a reserve against liabilities associated with such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and indemnification obligations associated with such Asset Sale, with any subsequent reduction of the reserve other than by payments made and charged against the reserved amount to be deemed a receipt of cash.

“Nonrecourse Debt” means, with respect to a Person, (a) Debt for borrowed money in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, violation of “special purpose entity” covenants, bankruptcy, insolvency, receivership or other similar events and other similar exceptions to recourse liability until a claim is made with respect thereto, and then such Debt shall not constitute “Nonrecourse Debt” only to the extent of the amount of such claim) is contractually limited to specific assets of such Person encumbered by a Lien securing such Debt or (b) if such Person is a Single Asset Entity, any Debt for borrowed money of such Person.

“Non-U.S. Person” means a Person that is not a U.S. person, as defined in Regulation S.

“Note” or “Notes” means any of the Issuer’s 5.875% Senior Notes due 2018, as the case may be, authenticated and delivered under the Indenture, including the Initial Notes and any Additional Notes.

“Noteholder” or “Holder” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name at the time a particular Note is registered on the Registrar’s books.

“Offering Memorandum” means the final offering memorandum dated as of March 28, 2011 relating to the Notes.

“Officer” means the Chairman of the Board of Directors, the President, one of the Vice Presidents, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Parent (when such term is used with respect to any action to be taken by, any document to be executed by or any matter relating to the Parent in its capacity as general partner of the Issuer) or of the Parent (when such term is used with respect to any action to be taken by, document to be executed by or any matter relating to the Parent).

“Officers’ Certificate” means a certificate signed by the Chairman of the Board of Directors, the President or a Vice President of the Parent and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Parent, on behalf of the Parent or on behalf of the Issuer, as the context shall require.

“Offshore Global Note” means a Global Note representing Notes issued and sold pursuant to Regulation S.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Issuer or who may be an employee of or other counsel for the Issuer and who shall be satisfactory to the Trustee and delivered to the Trustee.

“Original Notes” means the Initial Notes and any Exchange Notes issued in exchange therefor.

“Parent” means Wells Real Estate Investment Trust II, Inc., and, subject to the provisions of Article 11, shall include its successors and assigns.

“Paying Agent” refers to a Person engaged to perform the obligations of the Trustee in respect of payments made or funds held hereunder in respect of the Notes.

“Permanent Offshore Global Note” means an Offshore Global Note that does not bear the Temporary Offshore Global Note Legend.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note, and, for the purposes of this definition, any Note authenticated and delivered under Section 2.04 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note that it replaces.

“principal,” when used with respect to any Note, shall be deemed to include a reference to “and premium, if any,” unless otherwise expressly stated or the context otherwise requires.

“Property” means any parcel of real property, together with all improvements thereon, owned or leased pursuant to a ground lease by the Parent or any of its Subsidiaries or any Unconsolidated Affiliate of the Parent or any of its Subsidiaries and which is located in a state of the United States of America or the District of Columbia.

“Rating Agency” means (1) Moody’s, (2) S&P and (3) if Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside the Issuer’s or the Parent’s control, in either case, a Substitute Rating Agency.

“Register” means the register maintained by the Issuer in the Corporate Trust Office that provides for the registration of Notes and of transfers of Notes.

“Registrar” means a Person engaged to maintain the Register.

“Registration Rights Agreement” means (i) the Registration Rights Agreement dated on or about the Issue Date between the Issuer, the Guarantors party thereto and the Initial Purchasers party thereto with respect to the Initial Notes, and (ii) with respect to any Additional Notes, any registration rights agreements between the Issuer, the Guarantors thereto and the Initial Purchasers party thereto relating to rights given by the Issuer to the purchasers of Additional Notes to register such Additional Notes or exchange them for Notes registered under the Securities Act.

“Regular Record Date” for the interest payable on any Interest Payment Date means the March 15 or September 15 (whether or not a Business Day) next preceding such Interest Payment Date.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Certificate” means a certificate substantially in the form of Exhibit E hereto.

“Responsible Officer”, when used with respect to the Trustee, means any officer in the Corporate Trust Office of the Trustee and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer’s knowledge and familiarity with the particular subject.

“Restricted Legend” means the legend set forth in Exhibit C.

“Restricted Period” means the relevant 40-day distribution compliance period as defined in Regulation S.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Certificate” means (i) a certificate substantially in the form of Exhibit F hereto or (ii) a written certification addressed to the Issuer and the Trustee to the effect that the Person making such certification (x) is acquiring such Note (or beneficial interest) for its own account or one or more accounts with respect to which it exercises sole investment discretion and that it and each such account is a qualified institutional buyer within the meaning of Rule 144A, (y) is aware that the transfer to it or exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) acknowledges that it has received such information regarding the Issuer as it has requested pursuant to Rule 144A(d)(4) or has determined not to request such information.

“Sale and Leaseback Transaction” means, with respect to any Person, an arrangement whereby such Person enters into a lease of property previously transferred by such Person to the lessor.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time, and any successor thereto.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in a Registration Rights Agreement.

“Significant Subsidiary” means, with respect to the Parent or the Issuer, any Subsidiary the Total Assets of which constitute more than 5% of the Total Assets of the Parent and its Subsidiaries.

“Single Asset Entity” means a Person (other than an individual) that (a) only owns a single Property; (b) is engaged only in the business of owning, developing and/or leasing such Property; and (c) receives substantially all of its gross revenues from such Property. In addition, if the assets of a Person consist solely of (i) Equity Interests in one other Single Asset Entity and (ii) cash and other assets of nominal value incidental to such Person’s ownership of the other Single Asset Entity, such Person shall also be deemed to be a Single Asset Entity.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw Hill Companies, Inc. and its successors.

“Stated Maturity,” when used with respect to any Note or any installment of principal thereof or Interest thereon, means the date specified in such Note or the Indenture as the fixed date on which the principal of such Note or such installment of principal or Interest is due and payable.

“Subsidiary” means, for any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP.

“Subsidiary Guarantors” means, initially, each of the Parent’s Subsidiaries and the Issuer’s Subsidiaries that are listed on Appendix A hereto, including, in each case, such Subsidiary’s successors and assigns.

“Substitute Rating Agency” means a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Issuer or the Parent (as certified by a resolution of the board of directors of the Parent and reasonably acceptable to the Trustee) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“Temporary Offshore Global Note” means an Offshore Global Note that bears the Temporary Offshore Global Note Legend.

“Temporary Offshore Global Note Legend” means the legend set forth in Exhibit H.

“Total Assets” means, with respect to any Person, the sum of, without duplication:

(a) Undepreciated Real Estate Assets; and

(b) all other assets of such Person (excluding (i) accounts receivable, (ii) intangibles (but not excluding intangibles related to real property acquisitions) and (iii) the principal component of capitalized lease obligations in respect of Approved Bond Transactions), all determined on a consolidated basis in accordance with GAAP.

“Total Unencumbered Assets” means, with respect to any Person, the sum of, without duplication:

(a) those Undepreciated Real Estate Assets which are not subject to a Lien securing Debt; and

(b) all other assets (excluding (i) accounts receivable, (ii) intangibles (but not excluding intangibles related to real property acquisitions) and (iii) the principal component of capitalized lease obligations in respect of Approved Bond Transactions) of the Parent and its Subsidiaries not subject to a Lien securing Debt, all determined on a consolidated basis in accordance with GAAP; provided, however, that, in determining Total Unencumbered Assets as a percentage of outstanding Unsecured Debt for purposes of Section 5.14 all investments in unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities shall be excluded from Total Unencumbered Assets.

“Triggering Event” means the approval by the stockholders of the Parent of a liquidation of the Parent as contemplated by Section 5.11 of the Parent’s charter, or any successor provision.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended, as in effect from time to time, and any successor thereto.

“Trustee” means U.S. Bank National Association, and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee at the time serving as successor trustee hereunder.

“Unconsolidated Affiliate” means, in respect of any Person, any other Person (a) in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such first Person on the consolidated financial statements of such first Person, or (b) which is not a Subsidiary of such first Person.

“Undepreciated Real Estate Assets” means, with respect to any Person, as of any date, the cost (original cost plus capital improvements) of real estate assets of such Person and its Subsidiaries on such date, before depreciation and amortization, all determined on a consolidated basis in accordance with. GAAP.

“Unsecured Debt” means Debt of the Parent or any of its Subsidiaries which is not secured by a Lien on any property or assets of the Parent or any of its Subsidiaries.

“U.S. Global Note” means a Global Note that bears the Restricted Legend representing Notes issued and sold pursuant to Rule 144A.

Certain terms used in Article 4 are defined in Section 4.01.

Section 1.02. Other Definitions.

Term	Defined in Section
“Act”	9.01
“actual knowledge”	8.02(k)
“Comparable Treasury Issue”	4.01
“Comparable Treasury Price”	4.01
“covenant defeasance	12.02(c)
“Event of Default”	7.01
“Excess Proceeds”	5.15(c)
“expiration date”	4.05(b)
“Independent Investment Banker”	4.01
“legal defeasance”	12.02(b)
“Notice of Default”	7.01(d)
“Offer to Purchase”	4.05(a)
“offer”	4.05(a)
“Primary Treasury Dealer”	4.01
“purchase amount”	4.05(b)
“purchase date”	4.05(b)
“Redemption Date”	4.02
“Redemption Price”	4.01
“Reference Treasury Dealer Quotations”	4.01
“Reference Treasury Dealer”	4.01
“Treasury Rate”	4.01

ARTICLE 2

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01. Form, Dating and Denominations; Legends. (a) The Notes shall be designated as “5.875% Senior Notes due 2018.” The Notes shall be issuable in registered form without coupons in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. Interest on the Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

(b) The Notes and the Trustee’s certificate of authentication will be substantially in the form attached as Exhibit A. The terms and provisions contained in the form of the Notes annexed as Exhibit A constitute, and are hereby expressly made, a part of the Indenture. The Notes may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Issuer is subject, or usage.

(c) The Person in whose name any Note (or its Predecessor Note) is registered on the Register at the Close of Business on any Regular Record Date shall be entitled to receive the Interest payable the Interest Payment Date immediately following such Regular Record Date. Interest on any Global Note shall be paid by wire transfer of immediately available funds to the account of the Depositary or its nominee. Payment of the principal of Notes not represented by a Global Note shall be made at the office or agency designated by the Issuer for such purpose. Interest on Notes not represented by a Global Note shall be paid (i) to Holders having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of these Notes and (ii) to Holders having an aggregate principal amount of more than $5,000,000, either by check mailed to each Holder or, upon application by a Holder to the Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary.

(d) (1) Except as otherwise provided in paragraph (e), Section 2.10(b)(3), (b)(5), or (c) or Section 2.09(b)(4), each Initial Note or Initial Additional Note (other than a Permanent Offshore Note) will bear the Restricted Legend.

(2) Each Global Note, whether or not an Initial Note or Additional Note, will bear the DTC Legend.

(3) Each Temporary Offshore Global Note will bear the Temporary Offshore Global Note Legend.

(4) Initial Notes and Initial Additional Notes offered and sold in reliance on Regulation S will be issued as provided in Section 2.11(a).

(5) Initial Notes and Initial Additional Notes offered and sold in reliance on any exception under the Securities Act other than Regulation S and Rule 144A will be issued, and upon the request of the Issuer to the Trustee, Initial Notes offered and sold in reliance on Rule 144A may be issued, in the form of Certificated Notes.

(6) Exchange Notes will be issued, subject to Section 2.09(b), in the form of one or more Global Notes.

(e) (1) If the Issuer determines (upon the advice of counsel and such other certifications and evidence as the Issuer may reasonably require) that a Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without the need for current public information and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act, or

(2) after an Initial Note or any Initial Additional Note is

(x) sold pursuant to an effective registration statement under the Securities Act, pursuant to the Registration Rights Agreement or otherwise, or (y) is validly tendered for exchange into an Exchange Note pursuant to an Exchange Offer the Issuer may instruct the Trustee to cancel the Note and issue to the Holder thereof (or to its transferee) a new Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee will comply with such instruction.

(f) By its acceptance of any Note bearing the Restricted Legend (or any beneficial interest in such a Note), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth in this Indenture and in the Restricted Legend and agrees that it will transfer such Note (and any such beneficial interest) only in accordance with the Indenture and such legend.

Section 2.02. Execution and Authentication; Exchange Notes; Additional Notes. (a) The aggregate principal amount of Notes which may be authenticated and delivered under the Indenture is unlimited; provided, that upon initial issuance on the date hereof the aggregate principal amount of Notes outstanding shall not exceed $250,000,000, except for Notes issued upon exchange or registration of transfer of other Notes as provided herein and except as provided in Section 2.04, 2.07 and 4.03. The Issuer may, without the consent of or notice to the Holders of Notes, issue Additional Notes from time to time in the future with the same terms, provisions and the same CUSIP number as the Initial Notes, except for any difference in issue price, Interest accrued prior to the issue date and first Interest Payment Date of those Additional Notes; provided, that such Additional Notes shall be treated as part of the same issue as and fungible with the Initial Notes for United States federal income tax purposes and shall carry the same right to receive accrued and unpaid Interest as the other Notes then outstanding; provided, however, that, notwithstanding the foregoing, (i) if the Additional Notes are not fungible with the Notes for United States federal income tax purposes, the Additional Notes will have a separate CUSIP number and (ii) if the Issuer has effected legal defeasance or covenant defeasance with respect to the Notes pursuant to Section 12.02 or has effected satisfaction and discharge with respect to the Notes pursuant to Section 12.01, no Additional Notes may be issued. The Initial Notes and any such Additional Notes shall constitute a single series of debt securities. and in circumstances in which the Indenture provides for the Holders of Notes to vote or take any action, the Holders of Initial Notes and any such Additional Notes will vote or take that action as a single class.

(b) An Officer shall execute the Notes for the Issuer by facsimile or manual signature in the name and on behalf of the Issuer. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note will still be valid.

(c) A Note will not be valid until the Trustee manually signs the certificate of authentication on the Note, with the signature conclusive evidence that the Note has been authenticated under the Indenture.

(d) At any time and from time to time after the execution and delivery of the Indenture, the Issuer may deliver Notes executed by the Issuer to the Trustee for authentication. The Trustee will authenticate and deliver

(i) Initial Notes for original issue in the aggregate principal amount not to exceed $250,000,000,

(ii) Initial Additional Notes from time to time for original issue in aggregate principal amounts specified by the Issuer, and

(iii) Exchange Notes from time to time for issue in exchange for a like principal amount of Initial Notes or Initial Additional Notes after the following conditions have been met:

(1) Receipt by the Trustee of an Officers’ Certificate specifying

(A) the amount of Notes to be authenticated and the date on which the Notes are to be authenticated,

(B) whether the Notes are to be Initial Notes or, Additional Notes or Exchange Notes,

(C) in the case of Initial Additional Notes, that the issuance of such Notes does not contravene any provision of Article 5,

(D) whether the Notes are to be issued as one or more Global Notes or Certificated Notes, and

(E) other information the Issuer may determine to include or the Trustee may reasonably request.

(2) In the case of Initial Additional Notes, receipt by the Trustee of an Opinion of Counsel confirming that the Holders of the outstanding Notes will be subject to federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such Additional Notes were not issued.

(3) In the case of Exchange Notes, effectiveness of an Exchange Offer Registration Statement and consummation of the exchange offer thereunder (and receipt by the Trustee of an Officers’ Certificate to that effect). Initial Notes or Initial Additional Notes exchanged for Exchange Notes will be cancelled by the Trustee.

Section 2.03. Registrar, Paying Agent and Authenticating Agent; Paying Agent to Hold Money in Trust. (a) The Issuer may appoint one or more Registrars and one or more Paying Agents and reserves the right to change such Registrar(s) or Paying Agent(s) without prior notice to the Holders of Notes. The Issuer or the Parent may act as Registrar or (except for purposes of Article 8) Paying Agent. The Trustee may appoint an Authenticating Agent, in which case each reference in the Indenture to the Trustee in respect of the obligations of the Trustee to be performed by that Agent will be deemed to be references to the Agent. The Issuer and the Trustee will enter into an appropriate agreement with the Agent implementing the provisions of the Indenture relating to the obligations of the Trustee to be performed by the Agent and the related rights. The Issuer initially designates the Trustee as Registrar and Paying Agent.

(b) The Issuer will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Notes and will promptly notify the Trustee of any default by the Issuer in making any such payment. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require the Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent will have no further liability for the money so paid over to the Trustee.

Section 2.04. Replacement Notes. If a mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken, the Issuer will issue and the Trustee will authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding. Every replacement Note is an additional obligation of the Issuer and entitled to the benefits of the Indenture. If required by the Trustee or the Issuer, an indemnity must be furnished or security must be granted that is sufficient in the judgment of both the Trustee and the Issuer to protect the Issuer and the Trustee from any loss they may suffer if a Note is replaced. The Issuer may charge the Holder for the expenses of the Issuer and the

Trustee in replacing a Note. In case the mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuer in its discretion may pay the Note instead of issuing a replacement Note.

Section 2.05. Outstanding Notes. (a) Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for

(1) Notes cancelled by the Trustee or delivered to it for cancellation;

(2) any Note which has been replaced pursuant to Section 2.04 unless and until the Trustee and the Issuer receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser; and

(3) on or after the maturity date or any redemption date or date for purchase of the Notes pursuant to an Offer to Purchase, those Notes payable or to be redeemed or purchased on that date for which the Trustee (or Paying Agent, other than the Issuer or an Affiliate of the Issuer) holds money sufficient to pay all amounts then due.

(b) A Note does not cease to be outstanding because the Issuer or one of its Affiliates holds the Note, provided that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by the Issuer or any Affiliate of the Issuer will be disregarded and deemed not to be outstanding, (it being understood that in determining whether the Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which the Trustee knows to be so owned will be so disregarded). Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer or any Affiliate of the Issuer.

Section 2.06. Temporary Notes. Until definitive Notes are ready for delivery, the Issuer may prepare and the Trustee will authenticate temporary Notes. Temporary Notes will be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officer executing the temporary Notes, as evidenced by the execution of the temporary Notes. If temporary Notes are issued, the Issuer will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes will be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer designated for the purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any temporary Notes the Issuer will execute and the Trustee will authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes will be entitled to the same benefits under the Indenture as definitive Notes.

Section 2.07. Cancellation. The Issuer at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Issuer has not issued and sold. Any Registrar or the Paying Agent will forward to the Trustee any Notes surrendered to it for transfer, exchange or payment. The Trustee will cancel all Notes surrendered for transfer, exchange, payment or cancellation and dispose of them in accordance with its normal procedures or the written instructions of the Issuer. The Issuer may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.

Section 2.08. CUSIP and CINS Numbers. The Issuer in issuing the Notes may use “CUSIP” and “CINS” numbers, and the Trustee will use CUSIP numbers or CINS numbers in notices of redemption or exchange or in Offers to Purchase as a convenience to Holders, the notice to state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or Offer to Purchase. The Issuer will promptly notify the Trustee of any change in the CUSIP or CINS numbers.

Section 2.09. Registration, Transfer and Exchange. (a) The Notes will be issued in registered form only, without coupons, and the Issuer shall cause the Trustee to maintain Register of the Notes, for registering the record ownership of the Notes by the Holders and transfers and exchanges of the Notes.

(b) (1) Each Global Note will be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereof, will bear the DTC Legend.

(2) Each Global Note will be delivered to the Trustee as custodian for the Depositary. Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except (1) as set forth in Section 2.09(b)(4) and (2) transfers of portions thereof in the form of Certificated Notes may be made upon request of an Agent Member (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section and Section 2.10.

(3) Agent Members will have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner and Holder of such Global

Note for all purposes whatsoever. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Note through an Agent Member) to take any action which a Holder is entitled to take under the Indenture or the Notes, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

(4) If (x) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for a Global Note and a successor depositary is not appointed by the Issuer within 90 days of the notice or (y) an Event of Default has occurred and is continuing and the Trustee has received a request from the Depositary, the Trustee will promptly exchange each beneficial interest in the Global Note for one or more Certificated Notes in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depositary, and thereupon the Global Note will be deemed canceled. If such Note does not bear the Restricted Legend, then the Certificated Notes issued in exchange therefor will not bear the Restricted Legend. If such Note bears the Restricted Legend, then the Certificated Notes issued in exchange therefor will bear the Restricted Legend, provided that any Holder of any such Certificated Note issued in exchange for a beneficial interest in a Temporary Offshore Global Note will have the right upon presentation to the Trustee of a duly completed Certificate of Beneficial Ownership after the Restricted Period to exchange such Certificated Note for a Certificated Note of like tenor and amount that does not bear the Restricted Legend, registered in the name of such Holder.

(c) Each Certificated Note will be registered in the name of the holder thereof or its nominee.

(d) A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 2.10. The Trustee will promptly register any transfer or exchange that meets the requirements of this Section by noting the same in the register maintained by the Trustee for the purpose; provided that

(x) no transfer or exchange will be effective until it is registered in such register and

(y) the Trustee will not be required (i) to issue, register the transfer of or exchange any Note for a period of 15 days before any selection of Notes for redemption or purchase pursuant to an Offer to Purchase, (ii) to register the transfer of or exchange any Note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any Note not being redeemed or purchased, or (iii) if a redemption or a purchase pursuant to an Offer to Purchase is to occur after a Regular Record Date but on or before the corresponding Interest Payment Date, to register the transfer of or exchange any Note on or after the Regular Record Date and before the date of redemption or purchase. Prior to the registration of any transfer, the Issuer, the Trustee and their agents will treat the Person in whose name the Note is registered as the owner and Holder thereof for all purposes (whether or not the Note is overdue), and will not be affected by notice to the contrary.

From time to time the Issuer will execute and the Trustee will authenticate additional Notes as necessary in order to permit the registration of a transfer or exchange in accordance with this Section.

No service charge will be imposed in connection with any transfer or exchange of any Note, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to subsection (b)(4)).

(e) (1) Global Note to Global Note. If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the Trustee will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note. Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(2) Global Note to Certificated Note. If a beneficial interest in a Global Note is transferred or exchanged for a Certificated Note, the Trustee will (x) record a decrease in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (y) deliver one or more new Certificated Notes in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.

(3) Certificated Note to Global Note. If a Certificated Note is transferred or exchanged for a beneficial interest in a Global Note, the Trustee will (x) cancel such Certificated Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

(4) Certificated Note to Certificated Note. If a Certificated Note is transferred or exchanged for another Certificated Note, the Trustee will (x) cancel the Certificated Note being transferred or exchanged, (y) deliver one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

Section 2.10. Restrictions on Transfer and Exchange. (a) The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section and Section 2.09 and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of the Depositary. The Trustee shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.

(b) Subject to paragraph (c), the transfer or exchange of any Note (or a beneficial interest therein) of the type set forth in column A below for a Note (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements (if any) described in the clause of this paragraph set forth opposite in column C below.

A	B	C
U.S. Global Note	U.S. Global Note	(1)
U.S. Global Note	Offshore Global Note	(2)
U.S. Global Note	Certificated Note	(3)
Offshore Global Note	U.S. Global Note	(4)
Offshore Global Note	Offshore Global Note	(1)
Offshore Global Note	Certificated Note	(5)
Certificated Note	U.S. Global Note	(4)
Certificated Note	Offshore Global Note	(2)
Certificated Note	Certificated Note	(3)

(1) No certification is required.

(2) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Regulation S Certificate; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required.

(3) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate or (y) a duly completed Regulation S Certificate, and/or an Opinion of Counsel and such other certifications and evidence as the Issuer may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required. In the event that (i) the requested transfer or exchange takes place after the Restricted Period and a duly completed Regulation S Certificate is delivered to the Trustee or (ii) a Certificated Note that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.

(4) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Rule 144A Certificate.

(5) Notwithstanding anything to the contrary contained herein, no such exchange is permitted if the requested exchange involves a beneficial interest in a Temporary Offshore Global Note. If the requested transfer involves a beneficial interest in a Temporary Offshore Global Note, the Person requesting the transfer must deliver or cause to be delivered to the Trustee a duly completed Rule 144A Certificate and/or an Opinion of Counsel and such other certifications and evidence as the Issuer may reasonably require in order to determine that the proposed transfer is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States. If the requested transfer or exchange involves a beneficial interest in a Permanent Offshore Global Note, no certification is required and the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.

(c) No certification is required in connection with any transfer or exchange of any Note (or a beneficial interest therein)

(1) after such Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without the need for current public information; provided that the Issuer has provided the Trustee with an Officer’s Certificate to that effect, and the Issuer may require from any Person requesting a transfer or exchange in reliance upon this clause (1) an opinion of counsel and any other reasonable certifications and evidence in order to support such certificate; or

(2)(x) sold pursuant to an effective registration statement, pursuant to the Registration Rights Agreement or otherwise or (y) which is validly tendered for exchange into an Exchange Note pursuant to an Exchange Offer.

Any Certificated Note delivered in reliance upon this paragraph will not bear the Restricted Legend.

(d) The Trustee will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Note (or a beneficial interest therein), and the Issuer will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Trustee.

Section 2.11. Temporary Offshore Global Notes. (a) Each Note originally sold by the Initial Purchasers in reliance upon Regulation S will be evidenced by one or more Offshore Global Notes that bear the Temporary Offshore Global Note Legend.

(b) An owner of a beneficial interest in a Temporary Offshore Global Note (or a Person acting on behalf of such an owner) may provide to the Trustee (and the Trustee will accept) a duly completed Certificate of Beneficial Ownership at any time after the Restricted Period (it being understood that the Trustee will not accept any such certificate during the Restricted Period). Promptly after acceptance of a Certificate of Beneficial Ownership with respect to such a beneficial interest, the Trustee will cause such beneficial interest to be exchanged for an equivalent beneficial interest in a Permanent Offshore Global Note, and will (x) permanently reduce the principal amount of such Temporary Offshore Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Note by the amount of such beneficial interest.

(c) Notwithstanding paragraph (b), if after the Restricted Period any Initial Purchaser owns a beneficial interest in a Temporary Offshore Global Note, such Initial Purchaser may, upon written request to the Trustee accompanied by a certification as to its status as an Initial Purchaser, exchange such beneficial interest for an equivalent beneficial interest in a Permanent Offshore Global Note, and the Trustee will comply with such request and will (x) permanently reduce the principal amount of such Temporary Offshore Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Note by the amount of such beneficial interest.

(d) Notwithstanding anything to the contrary contained herein, any owner of a beneficial interest in a Temporary Offshore Global Note shall not be entitled to receive payment of principal or interest on such beneficial interest or other amounts in respect of such beneficial interest until such beneficial interest is exchanged for an interest in a Permanent Offshore Global Note or transferred for an interest in another Global Note or a Certificated Note.

ARTICLE 3

PAYMENT OF ADDITIONAL INTEREST BASED ON RATING EVENTS

Section 3.01. Notice to Trustee. (a) The interest rate payable on the Notes shall be subject to adjustments from time to time if either Moody’s or S&P, or, in either case, any Substitute Rating Agency thereof, downgrades (or subsequently upgrades) the debt rating assigned to the Notes, in the manner described below.

(b) The Issuer shall promptly notify the Trustee of any change in interest rate payable on the Notes pursuant to this Article 3. Such notice shall be by Officers’ Certificate, on which the Trustee shall conclusively rely. The Trustee shall have no obligation to monitor the debt rating assigned to any Notes or for the setting of interest rates applicable to any Notes.

Section 3.02. Interest Rate Adjustment. (a) If the rating of the Notes from Moody’s or any Substitute Rating Agency thereof is decreased to a rating set forth in the immediately following table, the interest rate on the Notes will increase from the interest rate payable on the Notes on the date of their issuance by the percentage set forth opposite that rating:

Rating*	Percentage
Ba1	0.25%
Ba2	0.50%
Ba3	0.75%
B1 or below	1.00%

*	Including the equivalent ratings of any Substitute Rating Agency.

(b) If the rating of the Notes from S&P or any Substitute Rating Agency thereof is decreased to a rating set forth in the immediately following table, the interest rate on the Notes will increase from the interest rate payable on the Notes on the date of their issuance by the percentage set forth opposite that rating:

Rating*	Percentage
BB+	0.25%
BB	0.50%
BB-	0.75%
B+ or below	1.00%

*	Including the equivalent ratings of any Substitute Rating Agency.

(c) If at any time the interest rate on the Notes has been adjusted upward and either Moody’s or S&P (or, in either case, any Substitute Rating Agency thereof) subsequently increases its rating of Notes to any of the threshold ratings set forth above, the interest rate on the Notes will be decreased such that the interest rate for the Notes equals the interest rate payable on the Notes on the date of their issuance plus the applicable percentages set forth opposite the ratings from the tables above in effect immediately following the increase. If Moody’s or any Substitute Rating Agency thereof subsequently increases its rating of the Notes to Baa3 (or its equivalent, in the case of a Substitute Rating Agency) or higher, and S&P or any Substitute Rating Agency thereof increases its rating of the Notes to BBB- (or its equivalent, in the case of a Substitute Rating Agency) or higher, then the interest rate on the Notes will be decreased to the interest rate payable on the Notes on the date of their issuance.

(d) Each adjustment required by any decrease or increase in a rating set forth above, whether occasioned by the action of Moody’s or S&P (or, in either case, any Substitute Rating Agency thereof), shall be made independent of (and in addition to) any and all other adjustments. In no event shall (1) the interest rate for the Notes be reduced to below the interest rate payable on the Notes on the date of their issuance or (2) the total increase in the interest rate on the Notes exceed 2.00% above the interest rate payable on the Notes on the date of their issuance.

(e) No adjustment in the interest rate of the Notes shall be made solely as a result of a Rating Agency ceasing to provide a rating of the Notes. If at any time less than two Rating Agencies provide a rating of the Notes (or make a rating of the Notes publicly available) for reasons outside the Issuer’s or Parent’s control, the Issuer and the Parent will use their commercially reasonable efforts to obtain a rating of the Notes from a Substitute Rating Agency for purposes of determining any increase or decrease in the interest rate on the Notes pursuant to the tables above, (i) such Substitute Rating Agency will be substituted for the last Rating Agency to provide a rating of the Notes but which has since ceased to provide such rating (or to make such rating publicly available), (ii) the relative ratings scale used by such Substitute Rating Agency to assign ratings to senior unsecured debt will be determined in good faith by an independent investment banking institution of national standing appointed by us and, for purposes of determining the applicable ratings as described above with respect to such Substitute Rating Agency, such ratings will be deemed to be the equivalent ratings used by Moody’s or S&P, as applicable, in the applicable table above, and (iii) the interest rate on the Notes will increase or decrease, as the case may be, such that the interest rate equals the interest rate payable on the Notes on their date of issuance plus the appropriate percentage, if any, set forth opposite the rating from such Substitute Rating Agency in the applicable table above (taking into account the provisions of clause (ii) above) (plus any applicable percentage resulting from a decreased rating by the other Rating Agency). For so long as only one Rating Agency provides a rating of the Notes, any subsequent increase or decrease in the interest rate of the Notes necessitated by a reduction or increase in the rating by the agency providing the rating shall be twice the percentage set forth in the applicable table above. For so long as no Rating Agency provides a rating of the Notes the interest rate on the Notes will increase to, or remain at, as the case may be, 2.00% above the interest rate payable on the Notes on the date of their issuance.

(f) Any interest rate increase or decrease described above will take effect from the first day of the interest period during which a rating change requires an adjustment in the interest rate. If Moody’s or S&P (or any Substitute Rating Agency, as the case may be), changes its rating of the Notes more than once during any particular interest period, the last change during such period will control for purposes of any interest rate increase or decrease described above relating to such agency’s action.

ARTICLE 4

OPTIONAL REDEMPTION; OFFER TO PURCHASE

Section 4.01. Optional Redemption of Notes. (a) The Issuer shall have the right, at its option, to redeem the Notes for cash at any time in whole or from time to time in part at a redemption price (with respect to the Notes to be redeemed on any Redemption Date, the “Redemption Price”) equal to the greater of: (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and Interest on the Notes to be redeemed (exclusive of Interest accrued to the applicable Redemption Date) discounted to such Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, in each case plus accrued and unpaid Interest on the principal amount of the Notes being redeemed to such Redemption Date; provided, however, that if the Redemption Date falls after a Record Date for the payment of Interest and on or prior to the corresponding Interest Payment Date, the Issuer will pay the full amount of accrued and unpaid Interest due on such Interest Payment Date to the Holders of record at the close of business on the corresponding Record Date according to the terms and the provisions of the Indenture.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the

Comparable Treasury Issue, calculated by the Issuer using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the applicable Redemption Date and shall not be less than zero.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Independent Investment Banker” means J.P. Morgan Securities LLC or its successor or Morgan Stanley & Co. Incorporated or its successor (whichever shall be appointed by the Issuer in respect of the applicable Redemption Date) or, if either firm or its respective successor, if any, is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Issuer.

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average (as calculated by the Issuer) of the remaining Reference Treasury Dealer Quotations for such Redemption Date after excluding the highest and lowest such Reference Treasury Dealer Quotations from the four selected, (ii) if fewer than four but more than one such Reference Treasury Dealer Quotations are obtained, the average (as calculated by the Issuer) of all such quotations, or (iii) if only one such Reference Treasury Dealer Quotation is obtained, such Reference Treasury Dealer Quotation.

“Reference Treasury Dealer” means (i) J.P. Morgan Securities LLC or Morgan Stanley & Co. Incorporated (or their respective affiliates which are Primary Treasury Dealers (as defined below)) or any of their respective successors; provided, however, that if either firm (or, if applicable, any of their affiliates) or any of their successors, as the case may be, shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Issuer will substitute therefor another Primary Treasury Dealer, and (ii) one other Primary Treasury Dealer selected by the Issuer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average (as calculated by the Issuer) of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuer by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

(b) Notwithstanding the foregoing, the Issuer shall not redeem the Notes pursuant to Section 4.01(a) on any date if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded or cured on or prior to such date.

Section 4.02. Notice of Redemption; Selection of Notes. In case the Issuer shall desire to exercise the right to redeem all or, as the case may be, any part of the Notes pursuant to Section 4.01, it shall fix a date for redemption (the “Redemption Date”) and it or, at its written request received by the Trustee not fewer than five Business Days prior (or such shorter period of time as may be acceptable to the Trustee) to the date the notice of redemption is to be mailed, the Trustee in the name of and at the expense of the Issuer, shall mail or cause to be mailed a notice of such redemption not fewer than 30 days nor more than 60 days prior to the Redemption Date to each Holder of Notes so to be redeemed in whole or in part at its last address as the same appears on the Register; provided that the text of the notice shall be prepared by the Issuer. Each such notice of redemption shall specify: (i) the aggregate principal amount of Notes to be redeemed, (ii) the CUSIP number or numbers of the Notes being redeemed, (iii) the Redemption Date (which shall be a Business Day), (iv) the Redemption Price at which Notes’ are to be redeemed, (v) the place or places of payment and that payment will be made upon presentation and surrender of such Notes and (vi) that Interest accrued and unpaid to, but excluding, the Redemption Date will be paid as specified in said notice, and that on and after said date Interest on Notes or portions of Notes to be redeemed will cease to accrue. If fewer than all the Notes are to be redeemed, the notice of redemption shall identify the Notes to be redeemed (including CUSIP numbers, if any). In case any Note is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued. Such mailing shall be by first class mail. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

Whenever any Notes are to be redeemed, the Issuer will give the Trustee written notice of the Redemption Date, together with an Officers’ Certificate as to the aggregate principal amount of Notes to be redeemed not fewer than 30 days (or such shorter period of time as may be acceptable to the Trustee) prior to the Redemption Date.

On or prior to the Redemption Date specified in the notice of redemption given as provided in this Section 4.02, the Issuer will deposit with the Paying Agent (other than the Issuer or the Parent acting as its own Paying Agent) an amount of money in immediately available funds sufficient to redeem on the Redemption Date all the Notes (or portions thereof) so called for redemption at the appropriate Redemption Price, together with accrued and unpaid Interest, if any, on the Notes or portions thereof to be redeemed; provided that if such payment is made on the Redemption Date, it must be received by the Paying Agent, by 11:00 a.m., New York City time, on such date. The Issuer shall be entitled to retain any interest, yield or gain on amounts deposited with the Paying Agent pursuant to this Section 4.02 in excess of amounts required hereunder to pay the Redemption Price, together with accrued and unpaid Interest, if any, on the Notes or portions thereof to be redeemed.

If fewer than all of the outstanding Notes are to be redeemed, the Trustee shall select the Notes or portions thereof of the Global Note or the Certificated Notes to be redeemed (in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof) on a pro rata basis or by another method that the Trustee deems fair and appropriate or that is required by the Depositary.

Section 4.03. Payment of Notes Called for Redemption by the Issuer. If notice of redemption has been given as provided in Section 4.02, the Notes or portion of Notes with respect to which such notice has been given shall become due and payable on the Redemption Date and at the place or places stated in such notice at the Redemption Price, together with accrued and unpaid Interest, if any, thereon, and if the Paying Agent holds funds sufficient to pay the Redemption Price of such Notes, together with accrued and unpaid Interest, if any, thereon, then, on and after such Redemption Date (a) such Notes will cease to be outstanding and (b) Interest on the Notes or portion of Notes so called for redemption shall cease to accrue and, except as provided in Article 12, such Notes shall cease to be entitled to any benefit or security under the Indenture, and the Holders thereof shall have no right in respect of such Notes except the right to receive the Redemption Price thereof, together with accrued and unpaid Interest, if any, thereon. On presentation and surrender of such Notes at a place of payment in said notice specified, the said Notes or the specified portions thereof shall be paid and redeemed by the Issuer at the Redemption Price, together with Interest accrued thereon, if any, to, but excluding, the Redemption Date.

Upon presentation of any Note redeemed in part only, the Issuer shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Issuer, a new Note or Notes, of authorized denominations, in principal amount equal to the unredeemed portion of the Notes so presented.

Prior to the applicable Redemption Date, the Issuer shall provide to the Trustee an Officers’ Certificate that shall set forth the applicable Redemption Price and the calculation thereof in reasonable detail. The Trustee shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in acting upon the Issuer’s calculation of the Redemption Price.

Section 4.04. Sinking Fund. There shall be no sinking fund provided for the Notes.

Section 4.05. Offer To Purchase. (a) An “Offer to Purchase” means an offer by the Issuer to purchase Notes as required by the Indenture. An Offer to Purchase must be made by written offer (the “offer”), mailed by the Issuer by first class mail, postage prepaid, to each Holder of Notes at such Holder’s registered address, with a copy to the Trustee.

(b) The offer must include or state the following as to the terms of the Offer to Purchase:

(1) the provision of the Indenture pursuant to which the Offer to Purchase is being made;

(2) the aggregate principal amount of the outstanding Notes offered to be purchased by the Issuer pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to this Indenture) (the “purchase amount”);

(3) the purchase price, including the portion thereof representing accrued interest;

(4) an expiration date (the “expiration date”), as specified in the offer, and a settlement date for purchase (the “purchase date”), which purchase date shall be no earlier than 30 days nor later than 60 days after notice of the Offer to Purchase is mailed to Holders and no later than five Business Days after the expiration date;

(5) information concerning the business of the Parent and the Issuer and their respective Subsidiaries that the Issuer in good faith believes will enable the Holders to make an informed decision with respect to the Offer to Purchase, at a minimum to include

(A) the most recent annual and quarterly financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for the Parent,

(B) a description of material developments in the Parent’s and Issuer’s business subsequent to the date of the latest of the financial statements, and

(C) if applicable, appropriate pro forma financial information concerning the Offer to Purchase;

(6) a Holder may tender all or any portion of its Notes, subject to the requirement that any portion of a Note tendered and the portion retained must be in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof;

(7) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

(8) each Holder electing to tender a Note pursuant to the offer will be required to surrender such Note at the place or places specified in the offer prior to the close of business on the expiration date (such Note being, if the Issuer or the Trustee so requires, duly endorsed or accompanied by a duly executed written instrument of transfer);

(9) interest on any Note not tendered, or tendered but not purchased by the Issuer pursuant to the Offer to Purchase, will continue to accrue;

(10) on the purchase date the purchase price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the purchase date;

(11) Holders are entitled to withdraw Notes tendered by giving notice, which must be received by the Issuer or the Trustee not later than the close of business on the expiration date, setting forth the name of the Holder, the principal amount of the tendered Notes, the certificate number of the tendered Notes and a statement that the Holder is withdrawing all or a portion of the tender;

(12) (i) if Notes in an aggregate principal amount less than or equal to the purchase amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Issuer will purchase all such Notes, and (ii) if the Offer to Purchase is for less than all of the outstanding Notes and Notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer, the Issuer will purchase Notes having an aggregate principal amount equal to the purchase amount on a pro rata basis, with adjustments so that only Notes in denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof will be purchased;

(13) if any Note is purchased in part, new Notes equal in principal amount to the unpurchased portion of the Note will be issued; and

(14) if any Note contains a CUSIP or CINS number, no representation is being made as to the correctness of the CUSIP or CINS number either as printed on the Notes or as contained in the offer and that the Holder should rely only on the other identification numbers printed on the Notes.

(c) Prior to the purchase date, the Issuer will accept tendered Notes for purchase as required by the Offer to Purchase and deliver to the Trustee all Notes so accepted together with an Officers’ Certificate specifying which Notes have been accepted for purchase. If any Note is to be purchased in part only, any notice of purchase that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased. On the purchase date the purchase price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the purchase date. The Trustee will promptly return to Holders any Notes not accepted for purchase and send to Holders new Notes equal in principal amount to any unpurchased portion of any Notes accepted for purchase in part.

Section 4.06. Compliance with Laws. The Issuer will comply with Rule 14e-1 under the Exchange Act and all other applicable laws in making any Offer to Purchase, and the above procedures will be deemed modified as necessary to permit such compliance.

ARTICLE 5

PARTICULAR COVENANTS

Section 5.01. Payment of Principal and Interest. The Issuer covenants and agrees that it will duly and punctually pay or cause to be paid when due the principal of, premium, if any, and Interest on each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

At the Maturity Date, upon earlier redemption or repurchase of the Notes or at any time a payment is made with respect to the Notes, and as otherwise required by law, the Issuer may deduct and withhold from such amount otherwise deliverable to the Holder the amount required to be deducted and withheld under applicable law, and such amount shall be deemed paid to such Holder for all purposes of the Indenture.

Section 5.02. Maintenance of Office or Agency. The Issuer will maintain an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or for redemption and where notices and demands to or upon the Issuer and the Parent in respect of the Notes, the Guarantees and the Indenture may be served, and the Issuer may from time to time change any such office or agency. As of the date of the Indenture, such office shall be the Corporate Trust Office and, at any other time, at such other address as the Trustee may designate from time to time by notice to the Issuer. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Issuer may also from time to time designate co-registrars and one or more offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency for such purposes. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby initially designates the Trustee as Paying Agent, Registrar and Custodian. The Corporate Trust Office shall be considered as the office or agency of the Issuer for each of the aforesaid purposes. The Issuer may from time to time change such Paying Agent, Registrar and Custodian.

So long as the Trustee is the Registrar, the Trustee agrees to mail, or cause to be mailed, the notices set forth in Section 8.08(f). If co-registrars have been appointed in accordance with this Section, the Trustee shall mail such notices only to the Issuer and the Holders of Notes it can identify from its records.

Section 5.03. Appointments to Fill Vacancies in Trustee’s Office. The Issuer, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, upon the terms and conditions and otherwise as provided in Section 8.08, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 5.04. Provisions as to Paying Agent.

(a) If the Issuer shall appoint a Paying Agent other than the Trustee, or if the Trustee shall appoint such a Paying Agent, the Issuer shall cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 5.04:

(i) that it will hold all sums held by it as such agent for the payment of the principal of, premium, if any, or Interest on the Notes (whether such sums have been paid to it by the Issuer, any of the Guarantors or by any other obligor on the Notes) in trust for the benefit of the Holders of the Notes;

(ii) that it will give the Trustee notice of any failure by the Issuer (or by any other obligor on the Notes) to make any payment of the principal of, premium, if any, or Interest on the Notes when the same shall be due and payable; and

(iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Issuer shall, on or before each due date of the principal of, premium, if any, or Interest on the Notes, deposit with the Paying Agent a sum (in funds which are immediately available on the due date for such payment) sufficient to pay such principal or Interest and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of any failure to take such action; provided that if such deposit is made on the due date, such deposit shall be received by the Paying Agent by 11:00 a.m. New York City time, on such date.

(b) If the Issuer or the Parent shall act as Paying Agent, it shall, on or before each due date of the principal of, premium, if any, or Interest on the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal and Interest so becoming due and will promptly notify the Trustee of any failure to take such action and of any failure by the Issuer (or any other obligor under the Notes) to make any payment of the principal of, premium, if any, or Interest on the Notes when the same shall become due and payable.

(c) Anything in this Section 5.04 to the contrary notwithstanding, the Issuer may, at any time, for the purpose of obtaining a satisfaction and discharge of the Indenture or effecting legal defeasance or covenant defeasance of the Notes as provided in Article 12, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Issuer or the Parent or any Paying Agent hereunder as required by this Section 5.04, such sums to be held by the Trustee upon the trust herein contained. Upon such payment by the Issuer or any Paying Agent to the Trustee, the Issuer or such Paying Agent shall be released from all further liability with respect to such sums.

(d) Anything in this Section 5.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 5.04 is subject to Section 12.03 and Section 12.04.

The Trustee shall not be responsible for the actions of any other Paying Agents (including the Issuer or the Parent if acting as Paying Agent) and shall have no control of any funds held by such other Paying Agents.

Section 5.05. Existence. Except as permitted under Article 11, the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises, and the Parent will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises. However, neither the Issuer nor the Parent will be required to preserve any right or franchise if the Board of Directors of the Parent (or any duly authorized committee of that Board of Directors), as the case may be, determines that the preservation of the right or franchise is no longer desirable in the conduct of the business of the Issuer or the Parent, as the case may be. Notwithstanding the foregoing, this covenant shall not prohibit a liquidation of the Parent in accordance with Section 5.11 of the Parent’s charter, or any successor provision, if the covenant under Section 5.15 is complied with.

Section 5.06. Stay, Extension and Usury Laws. The Issuer and the Parent each covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of the Indenture, the Notes; and the Issuer and the Parent each (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.07. Compliance Certificate. The Issuer and the Parent will deliver to the Trustee, within 120 days after the end of each fiscal year, commencing with the fiscal year ending December 31, 2011, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer of the Parent as to his or her knowledge of the Issuer’s and the Parent’s compliance with all conditions and covenants under the Indenture and, in the event of any noncompliance, specifying such noncompliance and the nature and status thereof. For purposes of this Section 5.07, such compliance shall be determined without regard to any period of grace or requirement of notice under the Indenture.

The Issuer will deliver to the Trustee, promptly upon becoming aware of (i) any default in the performance or observance of any covenant, agreement or condition contained in the Indenture, or (ii) any Event of Default, an Officers’ Certificate specifying with particularity such default or Event of Default and further stating what action the Issuer has taken, is taking or proposes to take with respect thereto.

Any notice required to be given under this Section 5.07 shall be delivered to a Responsible Officer of the Trustee at its Corporate Trust Office.

Section 5.08. Maintenance of Properties. The Parent will cause all of its properties used or useful in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and cause all necessary repairs, renewals, replacements, betterments and improvements to be made, all as in the judgment of the Parent may be necessary in order for the Parent to at all times properly and advantageously conduct its business carried on in connection with such properties.

Section 5.09. Insurance. The Parent will, and will cause each of its Subsidiaries to, keep in force upon all of its properties and operations insurance policies carried with responsible companies in such amounts and covering all such risks as is customary in the industry in which the Parent and its Subsidiaries do business in accordance with prevailing market conditions and availability.

Section 5.10. Payment of Taxes and Other Claims. The Parent will pay or discharge or cause to be paid or discharged before it becomes delinquent:

(a) all taxes, assessments and governmental charges levied or imposed on it or any of its Subsidiaries or on its or any such Subsidiary’s income, profits or property; and

(b) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon its property or the property of any of its Subsidiaries.

However, the Parent will not be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings.

Section 5.11. Aggregate Debt Test. The Parent will not, and will not permit any of its Subsidiaries to, incur any Debt (including without limitation Acquired Debt) if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt on a pro forma basis, the aggregate principal amount of all outstanding Debt of the Parent and its Subsidiaries (determined on a consolidated basis in accordance with GAAP) is greater than 60% of the sum of the following (without duplication):

(a) the Total Assets of the Parent and its Subsidiaries as of the last day of the then most recently ended fiscal quarter; and

(b) the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Parent or any of its Subsidiaries since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional Debt.

For purposes of this Section 5.11, Debt will be deemed to be incurred by the Parent or any of its Subsidiaries whenever the Parent or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.

Section 5.12. Debt Service Test. The Parent will not, and will not permit any of its Subsidiaries to, incur any Debt (including without limitation Acquired Debt) if the ratio of Consolidated Income Available for Debt Service to Annual Debt Service Charge for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5:1 on a pro forma basis after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt

(determined on a consolidated basis in accordance with GAAP), and calculated on the following assumptions:

(a) such Debt and any other Debt (including without limitation Acquired Debt) incurred by the Parent or any of its Subsidiaries since the first day of such four-quarter period had been incurred, and the application of the proceeds from such Debt (including to repay or retire other Debt) had occurred, on the first day of such period;

(b) the repayment or retirement of any other Debt of the Parent or any of its Subsidiaries since the first day of such four-quarter period had occurred on the first day of such period (except that, in making this computation, the amount of Debt under any revolving credit facility, line of credit or similar facility will be computed based upon the average daily balance of such Debt during such period); and

(c) in the case of any acquisition or disposition by the Parent or any of its Subsidiaries of any asset or group of assets with a Fair Market Value in excess of $1.0 million since the first day of such four-quarter period, whether by merger, stock purchase or sale or asset purchase or sale or otherwise, such acquisition or disposition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

If the Debt giving rise to the need to make the calculation described in this Section 5.12 or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating rate, then, for purposes of calculating the Annual Debt Service Charge, the interest rate on such Debt will be computed on a pro forma basis by applying the average daily rate which would have been in effect during the entire four-quarter period to the greater of the amount of such Debt outstanding at the end of such period or the average amount of such Debt outstanding during such period. For purposes of this Section 5.12, Debt will be deemed to be incurred by the Parent or any of its Subsidiaries whenever the Parent or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.

Section 5.13. Secured Debt Test. The Parent will not, and will not permit any of its Subsidiaries to, incur any Debt (including without limitation Acquired Debt) secured by any Lien on any property or assets of the Parent or any of its Subsidiaries, whether owned on the date of the Indenture or subsequently acquired, if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt on a pro forma basis, the aggregate principal amount (determined on a consolidated basis in accordance with GAAP) of all outstanding Debt of the Parent and its Subsidiaries which is secured by a Lien on any property or assets of the Parent or any of its Subsidiaries is greater than 40% of the sum of (without duplication):

(a) the Total Assets of the Parent and its Subsidiaries as of the last day of the then most recently ended fiscal quarter; and

(b) the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Parent or any of its Subsidiaries since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional Debt.

For purposes of this Section 5.13, Debt will be deemed to be incurred by the Parent or any of its Subsidiaries whenever the Parent or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.

Section 5.14. Maintenance of Total Unencumbered Assets. The Parent will not have at any time Total Unencumbered Assets of less than 150% of the aggregate principal amount of all outstanding Unsecured Debt of the Parent and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

Section 5.15. Limitation on Asset Sales. (a) Upon the occurrence of a Triggering Event, the Parent will not, and will not permit any of its Subsidiaries to, make any Asset Sale unless, (i) the Parent or such Subsidiary of the Parent, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of, and (ii) at least 75% of the consideration therefor received by the Parent or such Subsidiary of the Parent, as the case may be, is in the form of cash received at closing; provided that, for purposes of this clause (ii), the assumption by the purchaser of Debt or other obligations of the Parent or any of its Subsidiaries pursuant to a customary novation agreement, and instruments or securities received from the purchaser that are promptly, but in any event within 30 days of the closing, converted by the Parent or any of its Subsidiaries to cash, to the extent of the cash actually so received, shall be considered cash received at closing.

(b) Within 180 days after the receipt by the Parent or any of its Subsidiaries of any Net Cash Proceeds from an Asset Sale, the Parent or such Subsidiary of the Parent may apply the Net Cash Proceeds to permanently repay secured Debt of the Parent or any of its Subsidiaries.

(c) Any Net Cash Proceeds from an Asset Sale that are not applied as set forth in paragraph (b) of this Section within 180 days of the Asset Sale will be deemed to constitute “Excess Proceeds”. Excess Proceeds of less than $100,000,000 will be carried forward and accumulated. Within 30 days of the date on which accumulated Excess Proceeds equals or exceeds such amount, the Issuer shall make an Offer to Purchase (as described in Section 4.05) Notes having an aggregate principal amount equal to:

(i) accumulated Excess Proceeds, multiplied by

(ii) a fraction (x) the numerator of which is equal to the outstanding aggregate principal amount of the Notes and (y) the denominator of which is equal to the outstanding aggregate principal amount of the Notes and all Debt similarly required to be repaid, redeemed or tendered for in connection with the Asset Sale, rounded down to the nearest $1,000 at a purchase price equal to:

(i) the greater of (x) 100% of the principal amount of the Notes to be purchased and (y) the sum of the present values of the remaining scheduled payments of principal and Interest on the Notes to be purchased (exclusive of Interest accrued to the applicable purchase date) discounted to such purchase date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 281.7 basis points (equivalent to 90% of the initial issuance spread), in each case plus accrued but unpaid Interest on the principal amount of the Notes being purchased to the purchase date fixed for such offer, in accordance with the procedures set forth in Section 4.05 for an Offer to Purchase.

(d) Upon completion of the Offer to Purchase, Excess Proceeds will be reset at zero.

ARTICLE 6

NOTEHOLDERS’ LISTS AND REPORTS BY THE ISSUER AND THE TRUSTEE

Section 6.01. Noteholders’ Lists. The Issuer will furnish or cause to be furnished to the Trustee:

(a) semiannually, not later than 15 days after each Record Date for Interest for the Notes, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Notes as of such Record Date, and

(b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, excluding from such list names and addresses received by the Trustee in its capacity as Notes Registrar, provided, however, that, so long as the Trustee is the Note Registrar, no such list shall be required to be furnished.

Section 6.02. Preservation and Disclosure of Lists. Every Holder of Notes, by receiving and holding the same, agrees with the Issuer and the Trustee that neither the Issuer nor the Parent nor the Trustee nor any Authenticating Agent nor any Paying Agent nor any Registrar shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders of Notes in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

Section 6.03. Reports by Trustee. The Trustee shall transmit to the Holders of Notes such reports concerning the Trustee and its actions under the Indenture as may be required by TIA Section 313 at the times and in the manner provided by the TIA, which shall initially be not less than every 12 months commencing on July 15, 2011 and may be dated as of a date up to 60 days prior to such transmission. A copy of each such report shall, at the time of such transmission to Holders of Notes, be filed by the Trustee with each stock exchange, if any, upon which any Notes are listed, with the Commission and with the Issuer. The Issuer will notify the Trustee when any Notes are listed on any stock exchange or any delisting thereof.

Section 6.04. Reports by Issuer. The Parent will:

(a) File with the Trustee, within 15 days after the Parent is required to file the same with the Commission, copies of the annual reports and information, documents and other reports which the Parent may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or if the Parent is not required to file information, documents or reports pursuant to those Sections, then the Parent will file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which Section 13 of the Exchange Act may require with respect to a security listed and registered on a national securities exchange;

(b) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Parent with the conditions and covenants of the Indenture as may be required from time to time by such rules and regulations; and

(c) transmit by mail to the Holders of Notes, within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in TIA Section 313(c), such summaries of any information, documents and reports required to be filed by the Parent pursuant to paragraph (a) or (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

ARTICLE 7

EVENTS OF DEFAULT; REMEDIES

Section 7.01. Events of Default. In case any one or more of the following (each, an “Event of Default”) (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

(a) default in the payment of any Interest (including any Additional Interest) or premium, if any, on the Notes when such Interest or premium becomes due and payable that continues for a period of 30 days;

(b) default in the payment of any principal of the Notes or any Redemption Price or Offer to Purchase price due with respect to the Notes, when due and payable;

(c) failure on the part of either the Issuer or the Parent to comply with its respective obligations under Article 11;

(d) default in the performance, or breach, of any other covenant or warranty of the Issuer or the Parent in the Indenture and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Issuer by the Trustee or to the Issuer and the Trustee by the Holder of at least 25% in aggregate principal amount of the Notes then outstanding a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(e) any guarantee by a Guarantor (excluding, in the case of a Subsidiary Guarantor, a Subsidiary Guarantor that is not also a Significant Subsidiary) ceases for any reason to be, or is asserted in writing by us or such Guarantor not to be, in full force and effect and enforceable in accordance with its terms except to the extent contemplated by the Indenture and any such Guarantee;

(f) default under any bond, debenture, note, mortgage, indenture or instrument, other than Nonrecourse Debt, under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Parent, the Issuer or any of their respective Significant Subsidiaries, the repayment of which the Parent, the Issuer or any of their respective Significant Subsidiaries has guaranteed or for which the Parent, the Issuer or any of their respective Significant Subsidiaries is directly responsible or liable as obligor or guarantor, having an aggregate principal amount outstanding in excess of $35,000,000, whether such indebtedness exists as of the date of the Indenture or shall hereafter be created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within the period specified in such instrument;

(g) the rendering against the Parent, the Issuer or any of their respective Significant Subsidiaries of a final judgment for the payment of $35,000,000 or more (excluding any amounts covered by insurance and, with respect to Nonrecourse Debt of the Parent, the Issuer or any of their respective Significant Subsidiaries, excluding any judgment or order issued solely to permit the holder of such Debt to foreclose on any collateral securing the same), which judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(h) the Parent, the Issuer, or any of their respective Significant Subsidiaries pursuant to or under or within meaning of any Bankruptcy Law:

(i) commences a voluntary case; or

(ii) consents to the entry of an order for relief against it in an involuntary case; or

(iii) consents to the appointment of any receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law of it or for all or substantially of its property; or

(iv) makes a general assignment for the benefit of creditors; or

(i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Parent, the Issuer or any of their respective Significant Subsidiaries in an involuntary case; or

(ii) appoints a trustee, receiver, liquidator, custodian or other similar official of the Parent, the Issuer or any of their respective Significant Subsidiaries or for all or substantially all of its property; or

(iii) orders the liquidation of the Parent, the Issuer or any of their respective Significant Subsidiaries;

and, in each case in this clause (i), the order or decree remains unstayed and in effect for 90 calendar days;

then, and in each and every such case (other than an Event of Default specified in Section 7.01(h) or Section 7.01(i)), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Issuer (and to the Trustee if given by Noteholders), may declare the principal amount of, and Interest accrued and unpaid on, all the Notes to be immediately due and payable, and upon any such declaration the same shall be immediately due and payable.

If an Event of Default specified in Section 7.01(h) or Section 7.01(i) occurs and is continuing, then the principal amount of and Interest accrued and unpaid on all the Notes shall be immediately due and payable without any declaration or other action on the part of the Trustee or any Holder of Notes.

If, at any time after the principal amount of and Interest on the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, Holders of not less than a majority in aggregate principal amount of the Notes then outstanding on behalf of the Holders of all of the Notes then outstanding, by written notice to the Issuer and to the Trustee, may waive all defaults or Events of Default and rescind and annul such declaration and its consequences, subject in all respects to Section 7.07, if: (a) all Events of Default, other than the nonpayment of the principal amount and any accrued and unpaid Interest that have become due solely because of such acceleration, have been cured or waived; (b) the Issuer shall have deposited with the Trustee a sum sufficient to pay all overdue Interest, including Interest on overdue principal and (to the extent that payment of such Interest is lawful) overdue installments of Interest, and all principal which has become due otherwise than by such acceleration; and (c) the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances pursuant to Section 8.06. No such rescission and annulment shall extend to or shall affect any subsequent default or Event of Default, or shall impair any right consequent thereon.

In case the Trustee shall have proceeded to enforce any right under the Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Issuer, the Guarantors, the Holders of Notes, and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Guarantors, the Holders of Notes, and the Trustee shall continue as though no such proceeding had been taken.

Anything herein to the contrary notwithstanding, Interest on any overdue installments of principal of and (to the extent that payment of such Interest is lawful) Interest on the Notes shall accrue and be payable at the same rate as Interest is otherwise payable on the Notes.

Section 7.02. Payments of Notes on Default; Suit Therefor. The Issuer covenants that in the case of an Event of Default pursuant to Section 7.01(a) or Section 7.01(b), upon demand of the Trustee, the Issuer will pay to the Trustee, for the benefit of the Holders of the Notes, (i) the whole amount that then shall be due and payable on all such Notes for principal, premium or Interest, as the case may be, with Interest upon overdue principal and (to the extent that payment of such Interest is enforceable under applicable law) the overdue installments of accrued and unpaid Interest at the rate borne by the Notes from the required payment date and, (ii) in addition thereto, any amounts due the Trustee under Section 8.06. Until such demand by the Trustee, the Issuer may pay the principal of, premium, if any, and Interest on the Notes to the registered Holders, whether or not the Notes are overdue.

In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such final judgment or decree against the Issuer, the Guarantors or any other obligor on the Notes and collect in the manner provided by law out of the property of the Issuer, the Guarantors or any other obligor on the Notes wherever situated the monies adjudged or decreed to be payable.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Guarantor, the Issuer or any other obligor upon the Notes or the property of any Guarantor, the Issuer or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer or any Guarantor for the payment of overdue principal (including the Redemption Price upon redemption pursuant to Article 4)) shall be entitled and empowered, by intervention in such proceeding or otherwise: (i) to file and prove a claim for the whole amount of principal (including the Redemption Price upon redemption pursuant to Article 4) and Interest (including Interest on overdue principal and (to the extent that payment of such Interest is lawful) overdue Interest) owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders of Notes allowed in such judicial proceeding, and (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder of Notes to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders of Notes, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and any predecessor Trustee, their agents and counsel, and any other amounts due the Trustee or any predecessor Trustee under Section 8.06. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Note any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the Guarantees or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of Notes in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders of Notes, vote for the election of a trustee in bankruptcy or similar official and may be a member of the creditors’ committee.

All rights of action and of asserting claims under the Indenture, or under any of the Notes or the Guarantees, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of the Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

Section 7.03. Application of Monies Collected by Trustee. Any monies collected by the Trustee pursuant to this Article 7 shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

FIRST: To the payment of costs and expenses of collection, including all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses and disbursements of the Trustee, its agents and counsel all other amounts due the Trustee and any predecessor Trustee under Section 8.06;

SECOND: To the payment of the amounts then due and unpaid upon the Notes for principal (including the Redemption Price upon redemption pursuant to Article 4) and Interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on the Notes for principal (including the Redemption Price upon redemption pursuant to Article 4) and Interest, respectively; and

THIRD: To the payment of the remainder, if any, to the Issuer.

Section 7.04. Proceedings by Noteholders. No Holder of any Note shall have any right by virtue of or by reference to any provision of the Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, except in the case of a default in the payment of principal of, premium, if any, or Interest on the Notes, unless (a) such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, (b) the Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, liabilities or expenses to be incurred therein or thereby, (c) the Trustee for 60 calendar days after its receipt of such notice, request and offer of indemnity, shall have failed to institute any such action, suit or proceeding and (d) no direction inconsistent with such written request shall have been given to the Trustee by Holders of a majority in aggregate principal amount of Notes then outstanding in accordance with Section 7.07; it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee, that no one or more Holders of Notes shall have any right in any manner whatever by virtue of or by reference to any provision of the Indenture to affect, disturb or prejudice the rights of any other Holder of Notes, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under the Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Notes (except as otherwise provided herein). For the protection and enforcement of this Section 7.04, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of the Indenture and any provision of any Note, the right of any Holder of any Note to receive payment of the principal of (including the Redemption Price upon redemption pursuant to Article 4) or premium, if any, or Interest on such Note, on or after the respective due dates expressed in such Note or in the event of redemption, or to institute suit for the enforcement of any such payment on or after such respective dates against the Issuer or the Guarantors, shall not be impaired or affected without the consent of such Holder.

Section 7.05. Proceedings by Trustee. If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 7.06. Remedies Cumulative and Continuing. To the extent permitted by law, all powers and remedies given by this Article 7 to the Trustee or to the Noteholders shall be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the

Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in the Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any default or Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or any acquiescence therein, and, subject to the provisions of Section 7.04, every power and remedy given by this Article 7 or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.

Section 7.07. Direction of Proceedings and Waiver of Defaults by Majority of Noteholders. The Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that (a) such direction shall not be in conflict with any rule of law or with the Indenture, (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and (c) the Trustee need not take any action which might involve it in personal liability or be unduly prejudicial to the Holders of Notes not joining therein, it being understood that (subject to Section 8.02) the Trustee shall have no duty to ascertain whether or not such actions or forbearance are unduly prejudicial to such Holders.

The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may, on behalf of the Holders of all of the Notes, waive any past default or Event of Default hereunder and its consequences except (i) a default in the payment of the principal of or premium, if any, or Interest on the Notes, (ii) a default in the payment of the Redemption Price or any Interest on Notes called for redemption on a Redemption Date pursuant to Article 4, or (iii) a default in respect of a covenant or provisions hereof, which under Article 10 cannot be modified or amended without the consent of the Holders of all Notes then outstanding or each Note affected thereby.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Section 7.08. Undertaking to Pay Costs. All parties to the Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under the Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant;

provided that the provisions of this Section 7.08 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than ten percent in principal amount of the Notes at the time outstanding determined in accordance with Section 9.04, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of (including the Redemption Price upon redemption pursuant to Article 4), premium, if any, or Interest on any Note on or after the due date expressed in such Note.

ARTICLE 8

THE TRUSTEE

Section 8.01. Notice of Defaults. Within 90 calendar days after the occurrence of any known default hereunder, the Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of such default hereunder known to a Responsible Officer of the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (including the Redemption Price upon redemption pursuant to Article 4), premium, if any, or Interest on any Note, the Trustee shall be protected in withholding such notice if and so long as Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders of the Notes; and provided further that in the case of any default or breach of the character specified in Section 7.01(g), no such notice to Holders of Notes shall be given until at least 60 days after the occurrence thereof.

Section 8.02. Certain Rights of Trustee. Subject to the provisions of TIA Section 315(a) through 315(d):

(a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers’ Certificate, certificate, statement, instrument, Opinion of Counsel, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order (other than delivery of any Note to the Trustee for authentication and delivery pursuant to Section 2.02 which shall be sufficiently evidenced as provided therein) and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of the Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

(d) before the Trustee acts or refrains from acting, the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders of Notes then outstanding pursuant to the Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document, unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the then outstanding Notes; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of the Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by the Holders or, if paid by the Trustee, shall be repaid by the Holders upon demand. The Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer and any Guarantor relevant to the facts or matters that are the subject of its inquiry, personally or by agent or attorney;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion, rights or powers conferred upon it by the Indenture;

(i) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

(j) the permissive rights of the Trustee to do things enumerated in the Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its negligence or willful misconduct; and

(k) except for (i) a default under Sections 7.01(a) or 7.01(b) hereof, or (ii) any other event of which a Responsible Officer of the Trustee has “actual knowledge” and which event constitutes or, with the giving of notice or the passage of time or both, would constitute an Event of Default under the Indenture, the Trustee shall not be deemed to have notice of any default or Event of Default unless specifically notified in writing of such event by the Issuer or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding; as used herein, the term “actual knowledge” means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto.

The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Except during the continuance of an Event of Default, the Trustee undertakes to perform only such duties as are specifically set forth in the Indenture, and no implied covenants or obligations shall be read into the Indenture against the Trustee.

Section 8.03. Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, except the Trustee’s certificate of authentication, shall be taken as the statements of the Issuer, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of the Indenture or of the Notes except that the Trustee represents that it is duly authorized to execute and deliver the Indenture, authenticate the Notes and perform its obligations hereunder. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Issuer of Notes or the proceeds thereof.

Section 8.04. May Hold Notes and Common Stock. The Trustee, any Paying Agent, Registrar, Authenticating Agent or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Notes or Common Stock and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Issuer and the Guarantors with the same rights it would have if it were not Trustee, Paying Agent, Registrar, Authenticating Agent or such other agent.

Section 8.05. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Issuer.

Section 8.06. Compensation and Reimbursement. The Issuer agrees:

(a) to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b) except as otherwise expressly provided herein, to reimburse each of the Trustee and any predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of the Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct; and

(c) to indemnify each of the Trustee and any predecessor Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Sections 7.01(h) or 7.01(i), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

As security for the performance of the obligations of the Issuer under this Section, the Trustee shall have a Lien prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (including the Redemption Price upon redemption pursuant to Article 4), premium, if any, or Interest on any Notes. The provisions of this Section shall survive the termination of the Indenture.

Section 8.07. Corporate Trustee Required; Eligibility; Conflicting Interests. There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. The Trustee shall comply with the provisions of Section 310(b) of the Trust Indenture Act. Neither

the Issuer, any Guarantor nor any Person directly or indirectly controlling, controlled by, or under common control with the Issuer or any Guarantor shall serve as Trustee.

If and when the Trustee shall be or become a creditor of the Issuer or any Guarantor or any other obligor under the Notes, the Trustee shall be subject to the provisions of the TIA regarding the collection of claims against the Issuer, any Guarantor or any such other obligor, as the case may be.

Section 8.08. Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 8.09.

(b) The Trustee may resign at any time by giving written notice thereof to the Issuer. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Trustee and to the Issuer.

(d) If at any time:

(i) the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Issuer or by any Holder of a Note who has been a bona fide Holder of a Note for at least six months, or

(ii) the Trustee shall cease to be eligible under Section 8.07 and shall fail to resign after written request therefor by the Issuer or by any Holder of a Note who has been a bona fide Holder of a Note for at least six months, or

(iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Issuer by or pursuant to a Board Resolution may remove the Trustee and appoint a successor Trustee, or (B) subject to TIA Section 315(e), any Holder of a Note who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee or Trustees.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Issuer, by or pursuant to a Board Resolution, shall promptly appoint a successor Trustee or Trustees. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Issuer and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and to that extent supersede the successor Trustee appointed by the Issuer. If no successor Trustee shall have been so appointed by the Issuer or the Holders of Notes and accepted appointment in the manner hereinafter provided, any Holder of a Note who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f) The Issuer shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing or causing to be mailed such notice to the Holders of Notes as they appear on the Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Section 8.09. Acceptance of Appointment by Successor.

(a) In case of the appointment hereunder of a successor Trustee, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Issuer and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Issuer or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its claim, if any, provided for in Section 8.06.

(b) In case of the appointment hereunder of a successor Trustee, the Issuer, the Guarantors, the retiring Trustee and each successor Trustee shall execute and deliver an indenture supplemental hereto, pursuant to Article 10 hereof, wherein each successor Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee to which the appointment of such successor Trustee relates, (ii) if the retiring Trustee is not retiring as to all outstanding Notes, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (iii) shall add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee to which the appointment of such successor Trustee relates; but, on request of the Issuer or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder to which the appointment of such successor Trustee relates.

(c) Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section 8.09, as the case may be.

(d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 8.10. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case any Notes shall not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Notes, in either its own name or that of its predecessor Trustee, with the full force and effect which the Indenture provides for the certificate of authentication of the Trustee.

Section 8.11. Appointment of Authenticating Agent. At any time when any of the Notes remain Outstanding, the Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Notes issued upon exchange, registration of transfer or partial redemption thereof, and Notes so authenticated shall be entitled to the benefits of the Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, a copy of which instrument shall be promptly furnished to the Issuer. Wherever reference is made in the Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Issuer and shall at all times be a bank or trust company or corporation organized and doing business and in good standing under the laws of the United States of America or of any state or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authorities. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus asset forth in its most recent report of condition so published. In case at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Issuer. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Issuer and shall give notice of such appointment to all Holders of Notes by mailing or causing to be mailed such notice to the Holders of

Notes as they appear on the Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Issuer agrees to pay to each Authenticating Agent from time to time reasonable compensation including reimbursement of its reasonable expenses for its services under this Section.

If an appointment is made pursuant to this Section, the Notes may have endorsed thereon, in addition to or in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication substantially in the following form:

“This is one of the Notes designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
as Authenticating Agent

By:
Authorized Signatory

Dated:                     ”

Section 8.12. Certain Duties and Responsibilities of the Trustee.

(a) With respect to the Notes, except during the continuance of an Event of Default with respect to the Notes:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in the Indenture, and imposed by the Trust Indenture Act and no implied covenants or obligations shall be read into the Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of the Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of the Indenture, but shall not be under any duty to verify the contents or accuracy thereof.

(b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(c) No provision of the Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Indenture;

(iv) no provision of the Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; and

(v) except as explicitly specified otherwise herein, the Issuer will be responsible for making all calculations required under the Indenture and the Notes. The Issuer will make all these calculations in good faith and, absent manifest error, the Issuer’s calculations will be final and binding on Holders of the Notes. The Issuer will provide a schedule of its calculations to the Trustee, and the Trustee is entitled to rely upon the accuracy of the Issuer’s calculations without independent verification. The Trustee will forward the Issuer’s calculations to any Holder of the Notes upon request.

(d) Whether or not therein expressly so provided, every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 8.12.

ARTICLE 9

THE NOTEHOLDERS

Section 9.01. Action by Noteholders. Whenever in the Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Noteholders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders of Notes voting in favor thereof at any meeting of Noteholders, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Noteholders. Such instrument or instruments and any such record (and any action embodied therein or evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments (in person or by proxy) or so voting. Whenever the Issuer or the Trustee solicits the taking of any action by the Holders of the Notes, the Issuer or the Trustee may fix in advance of such solicitation a date as the record date for determining Holders entitled to take such action. Notwithstanding Trust Indenture Act Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Noteholders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other act may be given before or after such record date, but only the Noteholders of record at the Close of Business on such record date shall be deemed to be Noteholders for the purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other act, and for that purpose the outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Noteholders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of the Indenture not later than 11 months after the record date.

Section 9.02. Proof of Execution by Noteholders. Subject to the provisions of Sections 8.02 and 8.12, proof of the execution of any instrument by a Noteholder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the registry of such Notes or by a certificate of the Registrar.

Section 9.03. Absolute Owners. The Issuer, the Guarantors, the Trustee, any Paying Agent and any Registrar may deem the Person in whose name a Note shall be registered upon the Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the

Issuer or any Registrar) for the purpose of receiving payment of or on account of the principal of (including the Redemption Price or upon redemption pursuant to Article 4) premium, if any, and Interest on such Note and for all other purposes; and neither the Issuer, the Guarantors nor the Trustee nor any Paying Agent nor any Registrar shall be affected by any notice to the contrary. All such payments so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Note.

Section 9.04. Identification of Issuer-Owned Notes. Upon request of the Trustee, the Issuer shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Notes, if any, known by the Issuer to be owned or held by or for the account of any of the Persons described in the proviso to the definition of “outstanding” appearing in Section 1.01, and, subject to Section 8.12, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 9.05. Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 9.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Notes specified in the Indenture in connection with such action, any Holder of a Note which is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 9.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor.

ARTICLE 10

SUPPLEMENTAL INDENTURES

Section 10.01. Supplemental Indentures without Consent of Noteholders. The Issuer, the Parent, the Subsidiary Guarantors and the Trustee may, from time to time, and at any time enter into an indenture or indentures supplemental without the consent of any Holder of the Notes hereto for any of the following purposes:

(a) to evidence a successor to the Issuer as obligor or to any of the Guarantors as a guarantor under the Indenture;

(b) to add to the covenants of the Issuer, the Parent or any of their respective Subsidiaries, for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Issuer, the Parent or any of their respective Subsidiaries, including the Subsidiary Guarantors, in the Indenture or in the Notes;

(c) to add Events of Default for the benefit of the Holders of the Notes;

(d) to amend or supplement any provisions of the Indenture; provided that no amendment or supplement shall adversely affect the interests of the Holders of any Notes in any respect;

(e) to secure the Notes;

(f) to provide for the acceptance of appointment of a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee;

(g) to cure any ambiguity, defect or inconsistency in the Indenture; provided that this action shall not adversely affect the interests of the Holders of the Notes in any respect;

(h) to comply with the TIA;

(i) to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate satisfaction and discharge, legal defeasance or covenant defeasance pursuant to Article 12; provided that the action shall not adversely affect the interests of the Holders of the Notes in any respect;

(j) to conform the provisions of the Indenture, the Notes or the Guarantees to the description thereof contained in the “Description of notes” section in the Offering Memorandum; or

(k) to provide for or confirm the issuance of Additional Notes.

(l) to add additional guarantors for the benefit of the Holders of the Notes.

Any supplemental indenture authorized by the provisions of this Section 10.01 may be executed by the Issuer, the Parent, the Subsidiary Guarantors and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.

Section 10.02. Supplemental Indenture with Consent of Noteholders. With the consent (evidenced as provided in Article 9) of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, the Issuer, the Parent, the Subsidiary Guarantors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or any supplemental indenture or modifying in any manner the rights of the Holders of the Notes; provided that no such supplemental indenture shall, without the consent of the Holder of each Note affected by such supplemental indenture:

(a) change the Stated Maturity of the principal of or any installment of Interest on the Notes or reduce the principal amount of or the rate or amount of Interest on the Notes (other than any interest rate adjustments in accordance with the Registration Rights Agreement and Section 3.02 hereof);

(b) change the place of payment, or the coin or currency, for payment of principal of, premium, if any, or Interest on any Note or impair the right to institute suit for the enforcement of any payment on or with respect to the Notes;

(c) reduce the percentage in principal amount of the outstanding Notes necessary to modify or amend the Indenture, to waive compliance with certain provisions of the Indenture or certain defaults and their consequences provided in the Indenture, or to reduce the quorum or change voting requirements set forth in the Indenture;

(d) modify or affect in any manner adverse to the Holders of the Notes the terms and conditions of the obligations of the Issuer in respect of the payments of principal, premium, if any, and Interest;

(e) modify or affect in any manner adverse to the Holders of the Notes the terms and conditions of the Guarantees of any Guarantor in respect of the Notes; or

(f) modify any of this Section 10.02 or the second paragraph of Section 7.07, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the Holders of the Notes.

It shall not be necessary for the consent of the Noteholders under this Section 10.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Section 10.03. Effect of Supplemental Indenture. Any supplemental indenture executed pursuant to the provisions of this Article 10 shall comply with the Trust Indenture Act, as then in effect, provided that this Section 10.03 shall not require such supplemental indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time, if ever, such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to such supplemental indenture that any such qualification is required prior to the time, if ever, such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 10, the Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under the Indenture of the Trustee, the Issuer, the Guarantors and the Holders of Notes shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of the Indenture for any and all purposes.

Section 10.04. Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 10 may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of the Indenture contained in any such supplemental indenture may, at the Issuer’s expense, be prepared and executed by the Issuer, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 8.11) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

Section 10.05. Evidence of Compliance of Supplemental Indenture to be Furnished to Trustee. Prior to entering into any supplemental indenture pursuant to this Article 10, the Trustee shall be provided with an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 10 and is otherwise authorized or permitted by the Indenture.

ARTICLE 11

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 11.01. Issuer May Consolidate on Certain Terms. Nothing contained in the Indenture or in the Notes shall prevent any consolidation or merger of the Issuer with or into any other Person or Persons (whether or not affiliated with the Issuer), or successive consolidations or mergers, or shall prevent any sale, conveyance, transfer or lease of all or substantially all of the property of the Issuer to any other Person (whether or not affiliated with the Issuer); provided, however, that the following conditions are met:

(a) the Issuer shall be the continuing entity (if other than the Issuer), or the successor entity formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume payment of the principal of, premium, if any, and Interest on all of the Notes and the due and punctual performance and observance of all of the covenants and conditions in the Indenture and the Registration Rights Agreement;

(b) immediately after giving effect to such transaction, no Event of Default and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

(c) either the Issuer or the successor Person, as the case may be, shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Article 11 and that all conditions precedent herein provided for relating to such transaction have been complied with.

No such consolidation, merger, sale, conveyance, transfer or lease shall be permitted by this Section 11.01 unless prior thereto the Parent shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the Guarantors obligations hereunder shall remain in full force and effect thereafter.

Section 11.02. Issuer Successor to be Substituted. Upon any consolidation by the Issuer with or merger of the Issuer into any other Person or any sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Issuer to any Person in accordance with Section 11.01, the successor Person formed by such consolidation or into which the Issuer is merged or to which such sale, conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the Indenture with the same effect as if such successor Person had been named as the Issuer herein, and thereafter, except in the case of a lease, the predecessor Person shall be released from all obligations and covenants under the Indenture and the Notes.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 11.03. Parent May Consolidate on Certain Terms. Nothing contained in the Indenture or in the Notes shall prevent any consolidation or merger of the Parent with or into any other Person or Persons (whether or not affiliated with the Parent), or successive consolidations or mergers, or shall prevent any sale, conveyance, transfer or lease of all or substantially all of the property of the Parent to any other Person (whether or not affiliated with the Parent); provided, however, that:

(a) the Parent shall be the continuing entity, or the successor entity (if other than the Parent) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume the obligations of the Parent under the Guarantees and the due and punctual performance and observance of all of the covenants and conditions in the Indenture and the Registration Rights Agreement;

(b) immediately after giving effect to such transaction, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

(c) either the Parent or the successor Person, as the case may be, shall have delivered to the Trustee an Officers’ Certificate, as the case may be, and an Opinion of Counsel, each stating that such consolidation, sale, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article 11, that all conditions precedent herein provided for relating to such transaction have been complied with, and each stating that the Guarantors obligations hereunder shall remain in full force and effect thereafter.

Section 11.04. Parent Successor to be Substituted. Upon any consolidation by the Parent with or merger of the Parent into any other Person or any sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Parent to any Person in accordance with Section 11.03, the successor Person formed by such consolidation or into which the Parent is merged or to which such sale, conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Parent under the Indenture with the same effect as if such successor Person had been named as the Parent herein, and thereafter, except in the case of a lease, the predecessor Person shall be released from all obligations and covenants under the Indenture.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

ARTICLE 12

SATISFACTION AND DISCHARGE; DEFEASANCE

Section 12.01. Satisfaction and Discharge of Indenture. The Indenture shall cease to be of further effect (except as to (i) rights hereunder of Holders of the Notes to receive all amounts owing upon the Notes and the other rights, duties and obligations of Holders of the Notes, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee, (ii) the rights, obligations and immunities of the Trustee hereunder and (iii) as provided below in this Section 12.01), and the Trustee, upon demand of and at the expense of the Issuer, shall execute instruments in form and substance satisfactory to the Trustee and the Issuer acknowledging satisfaction and discharge of the Indenture when:

(a) either

(i) all Notes theretofore authenticated and delivered (other than (A) Predecessor Notes, and (B) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 12.06) have been delivered to the Trustee for cancellation; or

(ii) all such Notes not theretofore delivered to the Trustee for cancellation

(A) have become due and payable, or

(B) will become due and payable at their Maturity Date within one year, or

(C) are to be called for redemption on a Redemption Date within one year under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of (A), (B) or (C) above, has, pursuant to a Board Resolution, irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust for such purpose, money in U.S. dollars in an amount sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, including the principal of, premium, if any, and Interest on such Notes, to the date of such deposit (in the case of Notes which have become due and payable) or to the Maturity Date or such Redemption Date, as the case maybe;

(b) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

(c) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the Indenture have been complied with.

Notwithstanding the satisfaction and discharge of the Indenture, if money shall have been deposited with the Trustee pursuant to this Section 12.01, then the provisions of Sections 2.04, 2.07, 2.09, 5.02, 5.03, 5.04 and 5.06 and this Article 12 (other than Section 12.02) and, if the Notes will be paid on a Redemption Date, Article 4 shall survive and remain in full force and effect. At such time as satisfaction and discharge of the Indenture shall be effective, each Guarantor will be released from its Guarantees of the Notes.

Section 12.02. Defeasance and Covenant Defeasance.

(a) The Issuer may at its option by Board Resolution, at any time, elect to have Section 12.02(b) or Section 12.02(c) be applied to the outstanding Notes upon compliance with the conditions set forth below in this Section 12.02.

(b) Upon the Issuer’s exercise of the above option applicable to this Section 12.02(b), the Issuer shall be deemed to have been discharged from its obligations with respect to the outstanding Notes on the date the conditions set forth in this Section 12.02(b) are satisfied (hereinafter, “legal defeasance”). For this purpose, such legal defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Sections 12.03 and 12.04 and the other provisions of the Indenture referred to below in this paragraph, and to have satisfied all of its other obligations under the Notes and the Indenture insofar as the Notes are concerned (and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions hereof, which shall survive such legal defeasance and remain in full force and effect: (i) the rights of Holders of the Notes to receive, solely from the trust fund described in Section 12.02(d)(i), payments in respect of the principal of, premium, if any, and Interest on the Notes when such payments are due, (ii) the provisions of Sections 2.04, 2.07, 2.09, 5.02, 5.03, 5.04 and 5.06, and this Article 12 (other than Section 12.01), and if the Notes will be paid on a Redemption Date, Article 4, and (iii) the rights, obligations and immunities of the Trustee hereunder. The Issuer may exercise its option under this Section 12.02(b) notwithstanding the prior exercise of its option under Section 12.02(c). Upon the effectiveness of any legal defeasance (but not covenant defeasance), each Guarantor will be released from its Guarantees of the Notes.

(c) Upon the Issuer’s exercise of the above option applicable to this Section 12.02(c) with respect to the Notes, the Issuer and each Guarantor shall be released from their respective obligations under Section 5.05 to keep in full force and effect its rights (charter and statutory) and franchises (but, for the avoidance of doubt, shall not be released from their respective obligations to do or cause to be done all things necessary to preserve and keep in full force and effect their respective existences (except as permitted under Article 11)) and Sections 5.08 through 5.14, inclusive on and after the date the conditions set forth in Section 12.02(d) are satisfied (hereinafter, “covenant defeasance”), and the Notes shall thereafter be deemed to be not “outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with any such covenant, but shall continue to be deemed “outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that with respect to the outstanding Notes, the Issuer and each Guarantor may omit to comply with, and shall have no liability in respect of, any term, condition or limitation set forth in any such Section, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or by reason of reference in any such Section or to any other provision herein or in any other document and such omission to comply shall not constitute. a default or an Event of Default under Section 7.01(d) or otherwise, as the case may be, but, except as specified above, the remainder of the Indenture, the Notes and the Guarantees shall be unaffected thereby.

(d) The following shall be the conditions to the effectiveness of legal defeasance pursuant to Section 12.02(b) and covenant defeasance pursuant to Section 12.02(c):

(i) The Issuer shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes, (A) an amount in U.S. dollars, or (B) Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of, premium, if any, and Interest on the Notes, money in an amount, or (C) a combination thereof, in any case, in an amount, sufficient, without consideration of any reinvestment of such principal and interest, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the principal of, premium, if any, and Interest on the Notes on the Stated Maturity of such principal or installment of principal or interest or the applicable Redemption Date, as the case may be, in accordance with the terms of the Indenture and the Notes.

(ii) In the case of legal defeasance pursuant to Section 12.02(b), the Issuer shall have delivered to the Trustee an opinion of outside counsel reasonably acceptable to the Trustee stating that (x) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of the Indenture there has been a change in applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of independent counsel shall confirm that, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred; or, in the case of covenant defeasance pursuant to Section 12.02(c), the Issuer shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee to the effect that the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(iii) Such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Issuer, the Parent or any Subsidiary Guarantor is a party or by which any of them is bound.

(iv) No Event of Default or event which with notice or lapse of time or both would become an Event of Default shall have occurred and be continuing on the date of such deposit, and no Event of Default or event which with notice or lapse of time or both would become an Event of Default under Section 7.01(h) or 7.01(i) shall have occurred and be continuing at any time during the period ending on and including the 91st day after the date of such deposit.

(v) The Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the legal defeasance or covenant defeasance, as the case may be, under the Indenture have been complied with.

(vi) If the monies or Government Obligations or combination thereof, as the case may be, deposited under Section 12.02(d)(i) above are sufficient to pay the principal of, premium, if any, and Interest on the Notes, provided the Notes are redeemed on a particular Redemption Date, the Issuer shall have given the Trustee irrevocable instructions to redeem the Notes on such date and to provide notice of such redemption to Holders as provided in or pursuant to the Indenture.

(e) The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge, imposed on or assessed against the Government Obligations deposited pursuant to this Section 12.02 or the principal or interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Notes.

(f) Anything in this Section 12.02 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon an Issuer Request any money or Government Obligations (or any proceeds therefrom) held by it as provided in Section 12.02(d)(i) which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect a legal defeasance or covenant defeasance, as applicable, in accordance with this Section 12.02.

Section 12.03. Application of Trust Money. Subject to the provisions of Section 12.05, all money and Government Obligations (and proceeds therefrom) deposited with the Trustee pursuant to Section 12.01 or 12.02 shall be held in trust and applied by it, in accordance with the provisions of the Notes and the Indenture, to the payment, either directly or through any Paying Agent (other than the Issuer or the Parent or any of their respective Affiliates or Subsidiaries) as the Trustee may determine, to the Persons entitled thereto, of the principal and Interest for whose payment such money has or Government Obligations have been deposited with or received by the Trustee; but such money and Government Obligations need not be segregated from other funds except to the extent required by law.

Section 12.04. Application of Monies Held. Subject to the provisions of Section 12.05, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Noteholders, all money and Government Obligations (and proceeds therefrom) deposited with it pursuant to Sections 12.01 and 12.02 shall apply the deposited money and Government Obligations (and proceeds therefrom) in accordance with the Indenture and the Notes to the payment of the principal of (including the Redemption Price upon redemption pursuant to Article 4), premium, if any, and Interest on the Notes.

Section 12.05. Return of Unclaimed Monies. Subject to the restrictions of applicable law, the Trustee and each Paying Agent shall pay to the Issuer upon request any money held by them for the payment of principal or Interest that remains unclaimed for two years after a right to such money has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may, at the expense of the Issuer, either publish in a newspaper of general circulation in the City of New York, or cause to be mailed to each Holder entitled to such money, notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 calendar days from the date of such mailing or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. After payment to the Issuer, Holders entitled to that money must look to the Issuer or the Parent for payment as general creditors unless an applicable abandoned property law designates another person, and the Trustee and each Paying Agent shall be relieved of all liability with respect to such money.

Section 12.06. Reinstatement. If the Trustee or any Paying Agent is unable to apply any moneys or Government Obligations deposited pursuant to Section 12.01(a) or Section 12.02(d)(i) to pay any principal of, premium, if any, or Interest on the Notes by reason of any legal proceeding or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under the Indenture and the Notes and each Guarantor’s obligations under the Indenture and the Guarantees shall be revived and reinstated as though no such deposit had occurred, until such time as the Trustee or Paying Agent is permitted to apply all such moneys and Government Obligations to pay the principal of, premium, if any, and Interest on the Notes as contemplated by Section 12.01 or 12.02, as the case may be, and Section 12.03; provided, however, that if the Issuer or any Guarantor makes any payment of the principal or Interest on the Notes following the reinstatement of its obligations as aforesaid, the Issuer or any Guarantor, as the case may be, shall be subrogated to the rights of the Holders of the Notes to receive such payment from the funds held by the Trustee or Paying Agent in trust.

ARTICLE 13

IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 13.01. Indenture and Notes Solely Corporate Obligations. Except as otherwise expressly provided in Article 16, no recourse for the payment of the principal of (including the Redemption Price upon redemption pursuant to Article 4), premium, if any, or Interest on any Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer or any Guarantor (i) in the Indenture or in any supplemental indenture or (ii) in any Note, or because of the creation of any indebtedness represented thereby, or in any Guarantee, shall be had against any incorporator, stockholder, trustee, partner, member, manager, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Issuer or any Guarantor or any of the Issuer’s or any Guarantor’s respective Subsidiaries or of any successor thereto, either directly or through the Issuer or any Guarantor or any of the Issuer’s or any Guarantor’s respective Subsidiaries or of any successor thereto, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of the Indenture, and the issue of the Notes.

ARTICLE 14

[RESERVED]

ARTICLE 15

MEETINGS OF HOLDERS OF NOTES

Section 15.01. Purposes for which Meetings May be Called. A meeting of Holders of Notes may be called at any time and from time to time pursuant to this Article 15 to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Indenture to be made, given or taken by Holders of Notes.

Section 15.02. Call, Notice and Place of Meetings. (a) The Trustee may at any time call a meeting of Holders of Notes for any purpose specified in Section 15.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of Holders of Notes, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 17.03, not less than 20 nor more than 180 days prior to the date fixed for the meeting.

(b) In case at any time the Issuer, pursuant to a Board Resolution, or the Holders of at least 25% in aggregate principal amount of the outstanding Notes shall have requested the Trustee to call a meeting of the Holders of Notes for any purpose specified in Section 15.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 20 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Issuer or the Holders of at least 25% in aggregate principal amount of the outstanding Notes, as the case may be, may determine the time and the place for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section 15.02.

Section 15.03. Persons Entitled to Vote at Meetings. To be entitled to vote at any meeting of Holders of Notes, a Person shall be (a) a Holder of one or more outstanding Notes, or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more outstanding Notes by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Notes shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Issuer and the Parent and their respective counsel.

Section 15.04. Quorum; Action. The Persons entitled to vote a majority in aggregate principal amount of the outstanding Notes shall constitute a quorum for a meeting of Holders of Notes; provided, however, that if any action is to be taken at such meeting with respect to a request, demand, authorization, direction, notice, consent, waiver or other action which the Indenture expressly provides may be given by the Holders of not less than a specified percentage in aggregate principal amount of the outstanding Notes, the Persons entitled to vote such specified percentage in aggregate principal amount of the outstanding Notes shall constitute a quorum with respect to such matter. In the absence of a quorum within 30 minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Notes, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at the reconvening of any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days; at the reconvening of any meeting adjourned or further adjourned for lack of a quorum, the persons entitled to vote 25% in aggregate principal amount of the then outstanding Notes shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 15.02(a) or (b), as the case may be, except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened.

Except as limited by the proviso to the first paragraph of Section 10.02, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the persons entitled to vote a majority in aggregate principal amount of the outstanding Notes represented at such meeting; provided, however, that, except as limited by the proviso to the first paragraph of Section 10.02, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which the Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in aggregate principal amount of the outstanding Notes may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in aggregate principal amount of the outstanding Notes.

Any resolution passed or decision taken at any meeting of Holders of Notes duly held in accordance with this Section 15.04 shall be binding on all the Holders of Notes, whether or not present or represented at the meeting.

Notwithstanding the foregoing provisions of this Section 15.04, if any action is to be taken at a meeting of Holders of Notes with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in aggregate principal amount of all outstanding Notes affected thereby:

(i) there shall be no minimum quorum requirement for such meeting; and

(ii) the aggregate principal amount of the outstanding Notes that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the Indenture.

Section 15.05. Determination of Voting Rights; Conduct and Adjournment of Meetings. (a) Notwithstanding any provisions of the Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Notes in regard to proof of the holding of Notes and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Notes shall be proved in the manner specified in Section 9.02 and the appointment of any proxy shall be proved in the manner specified in Section 9.02 or by having the signature of the Person executing the proxy witnessed or guaranteed by any trust company, bank or banker authorized by Section 9.02 to certify to the holding of the Notes. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 9.02 or other proof.

(b) The Trustee shall, by an instrument in writing appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Issuer or by Holders of Notes as provided in Section 15.02(b), in which case the Issuer or the Holders of Notes calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in aggregate principal amount of the outstanding Notes represented at the meeting.

(c) At any meeting each Holder of such Notes or proxy shall be entitled to one vote for each $1,000 principal amount of the outstanding Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of Notes or proxy.

(d) Any meeting of Holders of Notes duly called pursuant to Section 15.02 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in aggregate principal amount of the outstanding Notes represented at the meeting, and the meeting may be held as so adjourned without further notice.

Section 15.06. Counting Votes and Recording Action of Meetings. The vote upon any resolution submitted to any meeting of Holders of Notes shall be by written ballots on which shall be subscribed the signatures of the Holders of Notes or of their representatives by proxy and the principal amounts and serial numbers of the outstanding Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Notes shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the fact, setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 15.02 and, if applicable, Section 15.04. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Issuer and the Parent and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE 16

GUARANTEES

Section 16.01. Guarantees.

(a) Each of the Guarantors, as primary obligor and not merely as surety, hereby jointly and severally, irrevocably and fully and unconditionally Guarantees to each Noteholder and to the Trustee and its successor and assigns, on a senior unsecured basis and equal in right of payment to all existing and future senior indebtedness of such Guarantors, the punctual payment when due of all monetary obligations of the Issuer under the Indenture and the Notes, whether for principal of, premium, if any, or interest on the Notes.

(b) The obligations of each Guarantor shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee, result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law, or being void or unenforceable under any law relating to insolvency of debtors.

(c) Each Guarantor further agrees that (to the fullest extent permitted by law) its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Indenture, the Notes or the obligations of the Issuer or any other Guarantor hereunder or thereunder, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Issuer, any action to enforce the same, or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

(d) Each Guarantor hereby waives (to the fullest extent permitted by law) the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that (except as otherwise provided in Section 16.03 of the Indenture) its Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, the Indenture and the Guarantee. Such Guarantee is a guarantee of payment and not of collection.

Section 16.02. Continuing Guarantee.

(a) Each Guarantee shall be a continuing Guarantee and shall, (i) subject to Section 16.03 of the Indenture, remain in full force and effect until payment in full of the principal amount of all outstanding Notes (whether by payment at maturity, purchase, redemption, defeasance, retirement or other acquisition), (ii) be binding upon such Guarantor and (iii) inure to the benefit of and be enforceable by the Trustee, the Holders and their permitted successors, transferees and assigns.

(b) The obligations of each Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced or terminated the obligations of any Guarantor hereunder and under its Guarantee (whether such payment shall have been made by or on behalf of the Issuer or by or on behalf of a Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Issuer or any Guarantor or otherwise, all as though such payment had not been made.

Section 16.03. Release of Guarantee. Notwithstanding the provisions of Section 16.02 of the Indenture, a Guarantor shall be automatically and unconditionally released from its obligations under the Indenture:

(a) in the case of a Subsidiary Guarantor, upon the sale or other disposition of such Guarantor;

(b) in the case of a Subsidiary Guarantor, upon the sale or disposition of all or substantially all of the assets of such Guarantor;

(c) upon the Issuer’s exercise of its legal defeasance option or its covenant defeasance option as described in Article 12 of the Indenture or if the Issuer’s obligations under the Indenture are discharged in accordance with the terms of the Indenture; or

(d) upon delivery of an Officers’ Certificate to the Trustee that such Guarantor does not guarantee the obligations of the Issuer under any indebtedness for money borrowed of the Issuer and that any other guarantees of such Guarantor have been released other than through discharges as a result of payment by such Guarantor on such guarantees, provided, however, that in the case of clauses (a) and (b) above, (1) such sale or other disposition is made to a Person other than the Parent or any of its Subsidiaries and (2) such sale or disposition is otherwise permitted by the Indenture. Upon any such occurrence specified in this Section 16.03, at the Issuer’s request, and upon delivery to the Trustee of an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent under the Indenture relating to such release have been complied with, the Trustee shall execute any documents reasonably requested by the Issuer evidencing such release.

Section 16.04. Future Guarantors. From and after the Issue Date, the Issuer or the Parent, as applicable, shall cause any Subsidiary of the Issuer or the Parent that guarantees payment of more than $35,000,000 of the Issuer’s indebtedness for money borrowed or more than $35,000,000 of the indebtedness for money borrowed of the Issuer’s or the Parent’s other Subsidiaries to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary shall guarantee payment of the Notes, whereupon such Subsidiary shall become a Guarantor for all purposes under the Indenture.

Section 16.05. Notation Not Required. None of the Issuer, the Parent or any Guarantor shall be required to make a notation on the Notes to reflect any Guarantee or any release thereof.

Section 16.06. Waiver of Subrogation. Each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Issuer that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under its Guarantee and the Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Issuer, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of the Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and that the waiver set forth in this Section 16.06 is knowingly made in contemplation of such benefits.

Section 16.07. Execution and Delivery of Guarantees. The Issuer or the Parent, as applicable, shall cause each Subsidiary that is required to become a Guarantor pursuant to Section 16.04 of the Indenture to promptly execute and deliver to the Trustee a supplemental indenture substantially in the form set forth in Exhibit B to the Indenture, or otherwise in form and substance reasonably satisfactory to the Trustee, evidencing its Guarantee on substantially the terms set forth in this Article 16. Concurrently therewith, the Issuer or the Parent, as applicable, shall deliver to the Trustee an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to applicable bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium and other laws now or hereafter in effect affecting creditors’ rights or remedies generally and to general principles of equity (including standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding at law or at equity, such supplemental indenture is a valid and binding agreement of such subsidiary, enforceable against such subsidiary in accordance with its terms.

Section 16.08. Notices. Notice to any Guarantor shall be sufficient if addressed to such Guarantor care of the Issuer at the address, place and manner provided in Section 17.03 of the Indenture.

ARTICLE 17

MISCELLANEOUS PROVISIONS

Section 17.01. Provisions Binding on Issuer’s and Guarantors’ Successors. All the covenants, stipulations, promises and agreements by the Issuer or any Guarantor contained in the Indenture shall bind their respective successors and assigns whether so expressed or not.

Section 17.02. Official Acts by Successor. Any act or proceeding by any provision of the Indenture authorized or required to be done or performed by any board, committee or officer of the Issuer or any Guarantor shall and may be done and performed with like force and effect by the like board, committee or officer of any Person that shall at the time be the lawful successor of the Issuer or such Guarantor.

Section 17.03. Addresses for Notices, etc. Any notice or demand which by any provision of the Indenture is required or permitted to be given or served by the Trustee or by the Holders of Notes on the Issuer or any Guarantor shall be in writing and shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box, or sent by overnight courier, or hand delivered, or sent by telecopier transmission addressed as follows:

To the Issuer or the Guarantors:

Wells Operating Partnership II, L.P.

c/o Wells Real Estate Investment Trust II, Inc.

6200 The Corners Parkway

Norcross, Georgia 30092-3365

Phone: (770) 449-7800

Fax: (770) 243-8199

Attention: Corporate Secretary

Any notice, direction, request or demand hereunder to or upon the Trustee shall be in writing and shall be deemed to have been sufficiently given or made, for all purposes, when received after being given or served by being deposited, postage prepaid, by registered or certified mail in a post office letter box, or sent by overnight courier, or hand delivered, or sent by facsimile transmission addressed as follows:

U.S. Bank National Association

60 Livingston Avenue

St. Paul, MN 55107-2292

Attention: Corporate Trust Department

(Wells Operating Partnership II, L.P. 5.875% Senior Notes due 2018)

Facsimile No.: (651) 495-8097

The Trustee, by notice to the Issuer, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Noteholder shall be mailed by first class mail, postage prepaid, at such Noteholder’s address as it appears on the Register and shall be sufficiently given to such Noteholder if so mailed within the time prescribed; provided that notices given or communications made to a beneficial holder may be given through the facilities of the Depositary in accordance with the Depositary’s customary procedures.

Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed or given in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 17.04. Governing Law. The Indenture, the Notes and the Guarantees shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 17.05. Evidence of Compliance with Conditions Precedent, Certificates to Trustee. Upon any application or demand by the Issuer to the Trustee to take any action under any of the provisions of the Indenture, the Issuer shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in the Indenture relating to the proposed action have been complied with, and, if requested by the Trustee, an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of the Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Each certificate or opinion provided for in the Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in the Indenture shall include: (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (3) a statement that, in the opinion of such person, such person has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

Section 17.06. Legal Holidays. In any case where any Interest Payment Date, Redemption Date, Stated Maturity or Maturity Date of any Note or any installment of principal or Interest thereon shall not be a Business Day, then (notwithstanding any other provision of the Indenture or any Note other than a provision in such Note which specifically states that such provision shall apply in lieu hereof), any payment of Interest and/or principal due on such day may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, Redemption Date, Stated Maturity or Maturity Date, as the case may be, and no Interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or Maturity Date, as the case may be, to such next succeeding Business Day.

Section 17.07. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required or deemed to be included in the Indenture by any of the provisions of the Trust Indenture Act, then solely in the event that the Indenture becomes subject to qualification under the Trust Indenture Act or is otherwise qualified under the Trust Indenture Act, such required provision shall control. If any provision of the Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to the Indenture as so modified or to be excluded, as the case may be.

Section 17.08. No Security Interest Created. Nothing in the Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction in which property of the Issuer or its subsidiaries is located.

Section 17.09. Benefits of Indenture. Nothing in the Indenture or in the Notes or Guarantees, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any authenticating agent, any Registrar and their successors hereunder and the Holders of Notes any benefit or any legal or equitable right, remedy or claim under the Indenture.

Section 17.10. Table of Contents, Headings, etc. The table of contents and the titles and headings of the Articles and Sections of the Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 17.11. Execution in Counterparts. The Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 17.12. Severability. In case any provision in the Indenture or in the Notes shall be invalid, illegal or unenforceable, then, to the maximum extent permitted by applicable law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

U.S. Bank National Association hereby accepts the trusts in the Indenture declared and provided, upon the terms and conditions herein above set forth.

(Signature page follows)

IN WITNESS WHEREOF, the parties hereto have caused the Indenture to be duly executed.

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

By:	/s/ E. Nelson Mills
	Name:	E. Nelson Mills
	Title:	President

[Signature page to Indenture]

WELLS OPERATING PARTNERSHIP II, L.P.

By:	Wells Real Estate Investment Trust II, Inc.
Its:	General Partner

WELLS REIT II – KCP, LLC

By:	Wells Real Estate Investment Trust II, Inc.
Its:	Sole Member

WELLS REIT II – 1200 MORRIS BUSINESS TRUST

By:	Wells Real Estate Investment Trust II, Inc.
Its:	Trustee

By:	/s/ E. Nelson Mills
	Name:	E. Nelson Mills
	Title:	President

[Signature page to Indenture]

WELLS REIT II – REPUBLIC DRIVE, LLC

WELLS REIT II – 9 TECHNOLOGY DRIVE, LLC

WELLS GOVERNOR’S POINTE 4241 IRWIN SIMPSON

WELLS GOVERNOR’S POINTE 8990 DUKE, LLC

WELLS REIT II – LAKEPOINTE 5, LLC

WELLS REIT II – LAKEPOINTE 3, LLC

WELLS REIT II – 180 PARK AVENUE, LLC

WELLS REIT II – OPUS/FINLEY PORTFOLIO, LLC

WELLS REIT II – 8909 PURDUE ROAD, LLC

WELLS REIT II – CORRIDORS III, LLC

WELLS REIT II – EDGEWATER CORPORATE CENTER ONE, LLC

2420 LAKEMONT AVENUE MM, LLC

WELLS REIT II – UNIVERSITY CIRCLE, LLC

WELLS REIT II – KEY CENTER, LLC

WELLS REIT II – MACARTHUR RIDGE I, LLC

WELLS REIT II – INTERNATIONAL FINANCIAL TOWER, LLC

WELLS REIT II – 7031 COLUMBIA GATEWAY DRIVE, LLC

WELLS REIT II – STERLING COMMERCE, LLC

WELLS REIT II – SOUTH JAMAICA STREET, LLC

WELLS REIT II – 15815 25TH AVENUE, LLC

WELLS REIT II – 13655 RIVERPORT DRIVE, LLC

WELLS REIT II – 11200 W. PARKLAND, LLC

WELLS REIT II – PARKSIDE/ATLANTA, LLC

WELLS REIT II - 1277 LPB ATLANTA, LLC

WELLS REIT II – LINDBERGH CENTER, LLC

WELLS REIT II – LAKEHURST BRITTON, LLC

By:	Wells Operating Partnership II, L.P.
Their:	Sole Member

By:	Wells Real Estate Investment Trust II, Inc.
Its:	General Partner

By:	/s/ E. Nelson Mills
Name:	E. Nelson Mills
Title:	President

[Signature page to Indenture]

2420 LAKEMONT AVENUE, LLC

By:	2420 Lakemont Avenue MM, LLC
Its:	Manager

By:	Wells Operating Partnership II, L.P.
Its:	Sole Member

By:	Wells Real Estate Investment Trust II, Inc.
Its:	General Partner

By:	/s/ E. Nelson Mills
Name:	E. Nelson Mills
Title:	President

[Signature page to Indenture]

WELLS REIT II – MACARTHUR RIDGE I, L.P.

By:	Wells REIT II – MacArthur Ridge I, LLC
Its:	General Partner

By:	Wells Operating Partnership II, L.P.
Its:	Sole Member

By:	Wells Real Estate Investment Trust II, Inc.
Its:	General Partner

By:	/s/ E. Nelson Mills
	Name:	E. Nelson Mills
	Title:	President

[Signature page to Indenture]

KEY CENTER PROPERTIES LLC

By:	Wells REIT II – Key Center, LLC
Its:	Managing Member

By:	Wells Operating Partnership II, L.P.
Its:	Sole Member

By:	Wells Real Estate Investment Trust II, Inc.
Its:	General Partner

By:	/s/ E. Nelson Mills
	Name:	E. Nelson Mills
	Title:	President

[Signature page to Indenture]

WELLS REIT II – UNIVERSITY CIRCLE, L.P.

By:	Wells REIT II – University Circle, LLC
Its:	General Partner

By:	Wells Operating Partnership II, L.P.
Its:	Sole Member

By:	Wells Real Estate Investment Trust II, Inc.
Its:	General Partner

By:	/s/ E. Nelson Mills
	Name:	E. Nelson Mills
	Title:	President

[Signature page to Indenture]

WELLS REIT II – STERLING COMMERCE, LP

By:	Wells REIT II – Sterling Commerce, LLC
Its:	General Partner

By:	Wells Operating Partnership II, L.P.
Its:	Sole Member

By:	Wells Real Estate Investment Trust II, Inc.
Its:	General Partner

By:	/s/ E. Nelson Mills
	Name:	E. Nelson Mills
	Title:	President

[Signature page to Indenture]

Confirmed and accepted as of the date first above written:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Joshua A. Hahn
Joshua A. Hahn
Assistant Vice President

[Signature page to Indenture]

APPENDIX A

List of Initial Subsidiary Guarantors

Wells REIT II - 1200 Morris Business Trust

Wells REIT II - KCP, LLC

Wells REIT II - Republic Drive, LLC

Wells REIT II - 9 Technology Drive, LLC

Wells Governor’s Pointe 4241 Irwin Simpson, LLC

Wells Governor’s Pointe 8990 Duke, LLC

Wells REIT II - LakePointe 5, LLC

Wells REIT II - LakePointe 3, LLC

Wells REIT II - 180 Park Avenue , LLC

Wells REIT II - Opus/Finley Portfolio, LLC

Wells REIT II - 8909 Purdue Road, LLC

Wells REIT II - Corridors III, LLC

Wells REIT II - Edgewater Corporate Center One, LLC

2420 Lakemont Avenue MM, LLC

2420 Lakemont Avenue, LLC

Wells REIT II - University Circle, LLC

Wells REIT II - University Circle, L.P.

Wells REIT II - Key Center, LLC

Key Center Properties LLC

Wells REIT II - MacArthur Ridge I, LLC

Wells REIT II - MacArthur Ridge I, L.P.

Wells REIT II - International Financial Tower, LLC

Wells REIT II - 7031 Columbia Gateway Drive, LLC

Wells REIT II - Sterling Commerce, LLC

Wells REIT II - Sterling Commerce, LP

Wells REIT II - South Jamaica Street, LLC

Wells REIT II - 15815 25th Avenue, LLC

Wells REIT II - 13655 Riverport Drive, LLC

Wells REIT II - 11200 W. Parkland, LLC

Wells REIT II - Parkside/Atlanta, LLC

Wells REIT II - 1277 LPB Atlanta, LLC

Wells REIT II - Lindbergh Center, LLC

Wells REIT II - Lakehurst Britton, LLC

EXHIBIT A

[FACE OF NOTE]

No. [            ]

WELLS OPERATING PARTNERSHIP II, L.P.

5.875% SENIOR NOTES DUE 2018

[CUSIP] [CINS]

$

Wells Operating Partnership II, L.P., a Delaware limited partnership (the “Issuer”, which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to                             , or its registered assigns, the principal sum of                              DOLLARS ($                        ) [or such other amount as indicated on the Schedule of Exchange of Notes attached hereto] on April 1, 2018.

[Initial][1] Interest Rate:	5.875% per annum

Interest Payment Dates:	April 1 and October 1, commencing October 1, 2011

Regular Record Dates:	March 15 and September 15

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

[1]	For Initial Notes or Initial Additional Notes only.

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

Dated:

WELLS OPERATING PARTNERSHIP II, L.P.

By:	Wells Real Estate Investment Trust II, Inc., as its sole general partner

By:
Name:
Title:

By:
Name:
Title:

I, [name], [title] of Wells Real Estate Investment Trust II, Inc., do hereby certify that [name] is on the date hereof the duly elected or appointed, qualified and acting [title] of Wells Real Estate Investment Trust II, Inc., and that [name] is on the date hereof the duly elected or appointed, qualified and acting [title] of Wells Real Estate Investment Trust II, Inc., and that the signatures set forth above are the genuine signatures of such officers, respectively.

Name:
Title:

(Form of Trustee’s Certificate of Authentication)

This is one of the 5.875% Senior Notes due 2018 described in the Indenture referred to in this Note.

Dated:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[REVERSE SIDE OF NOTE]

WELLS OPERATING PARTNERSHIP II, L.P.

5.875% SENIOR NOTES DUE 2018

Principal and Interest

The Issuer promises to pay the principal of this Note on April 1, 2018.

The Issuer promises to pay interest on the principal amount of this Note on each interest payment date, as set forth on the face of this Note, at the rate of 5.875% per annum (subject to adjustment as provided below).

Interest will be payable semiannually (to the holders of record of the Notes at the close of business on the March 15 or September 15 immediately preceding the interest payment date) on each interest payment date, commencing October 1, 2011. Interest on the Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

Interest on this Note will accrue from the most recent date to which interest has been paid on this Note [or the Note surrendered in exchange for this Note]2 [(or, if there is no existing default in the payment of interest and if this Note is authenticated between a regular record date and the next interest payment date, from such interest payment date)]3 or, if no interest has been paid, from [the Issue Date]4.

Interest on any Global Note shall be paid by wire transfer of immediately available funds to the account of the Depositary or its nominee. Payment of the principal of Notes not represented by a Global Note shall be made at the office or agency designated by the Issuer for such purpose. Interest on Notes not represented by a Global Note shall be paid (i) to Holders having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of these Notes and (ii) to Holders having an aggregate principal amount of more than $5,000,000, either by check mailed to each Holder or, upon application by a Holder to the Registrar not later than the relevant Regular Record Date, by wire

[2]	Include only for Exchange Note.

[3]	Insert if applicable.

[4]	For Additional Notes, should be the date of their original issue.

transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary.

Interest on any overdue installments of principal of and (to the extent that payment of such Interest is lawful) Interest on the Notes shall accrue and be payable at the same rate as Interest is otherwise payable on the Notes. Interest not paid when due and any Interest on principal, premium or Interest not paid when due will be paid to the Persons that are Holders on a special record date, which will be the 15th day preceding the date fixed by the Issuer for the payment of such Interest, whether or not such day is a Business Day. At least 15 days before a special record date, the Issuer will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of Interest to be paid.

Interest Rate Adjustment

The interest rate payable on this Note shall be subject to adjustments from time to time if either Moody’s or S&P, or, in either case, any Substitute Rating Agency thereof, downgrades (or subsequently upgrades) the debt rating assigned to the Note, in the manner described in the Indenture.

The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated April 4, 2011, among the Issuer, the Guarantors and the Initial Purchasers named therein (the “Registration Rights Agreement”). If a registration default occurs (as defined in the Registration Rights Agreement), the interest rate on the Notes will be increased by (i) 0.25% per annum for the first 90-day period beginning on the day immediately following such registration default, and (ii) an additional 0.25% per annum with respect to the subsequent 90-day period, in each case until and including the date such registration default ends, up to a maximum increase of 0.50% per annum.

Indentures; Note Guarantee

This is one of the Notes issued under an Indenture dated as of April 4, 2011 (as amended from time to time, the “Indenture”), among the Issuer, the Guarantors party thereto and U.S. Bank National Association, as Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

The Notes are general unsecured obligations of the Issuer. The Indenture limits the original aggregate principal amount of the Notes to $250,000,000, but Additional Notes may be issued pursuant to the Indenture, and the originally issued Notes and all such Additional Notes vote together for all purposes as a single class. This Note is guaranteed, as set forth in the Indenture.

Registered Form; Denominations; Transfer; Exchange

The Notes are in registered form without coupons in denominations of $2,000 principal amount and any multiple of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

Redemption and Repurchase; Discharge Prior to Redemption or Maturity

The Issuer shall have the right to redeem the Notes, in whole at any time and from time to time in part, at the Redemption Price and on the terms and conditions set forth in the Indenture.

The Notes are not subject to redemption through the operation of any sinking fund.

Subject to certain conditions set forth in the Indenture, the Issuer at any time may terminate some or all of its obligations under the Notes and the Indenture if the Issuer deposits with the Trustee money or Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

In certain circumstances in which the stockholders of the Parent approve a liquidation of the Parent, the Issuer will be required to commence an offer to purchase the Notes with the excess proceeds of certain asset sales.

Defaults and Remedies

If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable. If a bankruptcy or insolvency default with respect to the Issuer occurs and is continuing, then the principal amount of and Interest accrued and unpaid on all the Notes shall be immediately due and payable without any declaration or other action on the part of the Trustee or any Holder of Notes.

Amendment and Waiver

The Indenture contains provisions permitting the Issuer, the Parent, the Subsidiary Guarantors and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Notes, subject to certain exceptions.

Subject to the provisions of the Indenture, the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding may, on behalf of the Holders of all of the Notes, waive any past default or Event of Default, subject to the exceptions set forth in the Indenture.

No Recourse

Except as expressly provided in the Indenture, no recourse for the payment of the principal of (including the Redemption Price upon redemption pursuant to the Indenture) or Interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer or any Guarantor in the Indenture or any supplemental indenture or in this Note, or because of the creation of any indebtedness represented thereby, or in the Guarantees, shall be had against any incorporator, stockholder, trustee, partner, member, manager, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Issuer or any Guarantor or any of the Issuer’s or Guarantor’s respective Subsidiaries or of any successor thereto, either directly or through the Issuer or any Guarantor or any of the Issuer’s or any Guarantor’s respective Subsidiaries or of any successor thereto, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as consideration for, the execution of the Indenture and the issue of this Note.

Authentication

This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Note.

Governing Law

The Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common),
CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

Other

The Issuer will furnish a copy of the Indenture to any Holder upon written request and without charge.

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Issuer with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL

CERTIFICATES BEARING A RESTRICTED LEGEND]

In connection with any transfer of this Note occurring prior to                     , the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:

Check One

☐    (1) This Note is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended and certification in the form of Exhibit F to the Indenture is being furnished herewith.

☐    (2) This Note is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit E to the Indenture is being furnished herewith.

or

☐    (3) This Note is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date:

Seller

By

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:5

By
To be executed by an executive officer

[5]

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have all of this Note purchased by the Issuer pursuant to Section 4.05 of the Indenture, check the box: 9

If you wish to have a portion of this Note purchased by the Issuer pursuant to Section 4.05 of the Indenture, state the amount (in original principal amount) below:

$                             .

Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:6

[6]

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF NOTES6

The following exchanges of a part of this Global Note for Physical Notes or a part of another Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee

[6]	For Global Notes

EXHIBIT B

SUPPLEMENTAL INDENTURE

dated as of                     ,

among

WELLS OPERATING PARTNERSHIP II, L.P.,

[The Guarantor(s) Party Hereto]

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

5.875% Senior Notes due 2018

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of                     ,             , among Wells Operating Partnership II, L.P., a Delaware limited partnership (the “Issuer”), the Parent (defined below), [insert each Guarantor executing this Supplemental Indenture and its jurisdiction of incorporation] (each an “Undersigned”) and U.S. Bank National Association, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Issuer, Wells Real Estate Investment Trust II, Inc., a Maryland corporation (the “Parent”), the other Guarantors party thereto and the Trustee entered into the Indenture, dated as of April 4, 2011 (the “Indenture”), relating to the Issuer’s 5.875% Senior Notes due 2018 (the “Notes”);

WHEREAS, pursuant to Section 16.04 of the Indenture, the Issuer and the Parent agree to cause subsidiaries to provide Guaranties in circumstances specified therein;

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2. Each Undersigned, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 16 thereof.

Section 3. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of
New York.

Section 4. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

Section 5. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

Wells Operating Partnership II, L.P., as Issuer

By:
Name:
Title:

[Wells Real Estate Investment Trust II, Inc., as Parent]

By:
Name:
Title:

[GUARANTOR]

By:
Name:
Title:

U.S. Bank National Association, as Trustee

By:
Name:
Title:

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EXHIBIT C

RESTRICTED LEGEND

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR IN THE CASE OF RULE 144A NOTES, AND 40 DAYS IN THE CASE OF REGULATION S NOTES AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

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EXHIBIT D

DTC LEGEND

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

[TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.]

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EXHIBIT E

Regulation S Certificate

                    ,

U.S. Bank National Association

60 Livingston Avenue

St. Paul, MN 55107-2292

Attention: Corporate Trust Department

Re:	Wells Operating Partnership II, L.P. (the “Issuer”) 5.875% Senior Notes due 2018 (the “Notes”) issued under the Indenture (the “Indenture”) dated as of April 4, 2011 relating to the Notes

Ladies and Gentlemen:

Terms are used in this Certificate as used in Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), except as otherwise stated herein.

[CHECK A OR B AS APPLICABLE.]

☐ A.	This Certificate relates to our proposed transfer of $ principal amount of Notes issued under the Indenture. We hereby certify as follows:

1.	The offer and sale of the Notes was not and will not be made to a person in the United States (unless such person is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

2.

Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b)

the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

3.	Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Notes.

4.	The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

5.	If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Notes, and the proposed transfer takes place during the Restricted Period (as defined in the Indenture), or we are an officer or director of the Issuer or an Initial Purchaser (as defined in the Indenture), we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.

☐ B.	This Certificate relates to our proposed exchange of $ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us. We hereby certify as follows:

1.	At the time the offer and sale of the Notes was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

2.	Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not pre-arrange the transaction in the United States.

3.	The proposed exchange of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

You and the Issuer are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF SELLER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

EXHIBIT F

Rule 144A Certificate

                    ,

U.S. Bank National Association

60 Livingston Avenue

St. Paul, MN 55107-2292

Attention: Corporate Trust Department

Re:	Wells Operating Partnership II, L.P. (the “Issuer”) 5.875% Senior Notes due 2018 (the “Notes”) issued under the Indenture (the “Indenture”) dated as of April 4, 2011 relating to the Notes

Ladies and Gentlemen:

TO BE COMPLETED BY PURCHASER IF (1) ABOVE IS CHECKED.

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐ A.	Our proposed purchase of $ principal amount of Notes issued under the Indenture.

☐ B.	Our proposed exchange of $ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

We and, if applicable, each account for which we are acting in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of             , 20__, which is a date on or since close of our most recent fiscal year. We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Notes to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we

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have received such information regarding the Issuer as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

You and the Issuer are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

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EXHIBIT G

[COMPLETE FORM I OR FORM II AS APPLICABLE.]

[FORM I]

Certificate of Beneficial Ownership

To:	U.S. Bank National Association
60 Livingston Avenue
St. Paul, MN 55107-2292
Attention: Corporate Trust Department OR

[Name of DTC Participant]

Re:	Wells Operating Partnership II, L.P. (the “Issuer”) 5.875% Senior Notes due 2018 (the “Notes”) issued under the Indenture (the “Indenture”) dated as of April 4, 2011 relating to the Notes

Ladies and Gentlemen:

We are the beneficial owner of $         principal amount of Notes issued under the Indenture and represented by a Temporary Offshore Global Note (as defined in the Indenture).

We hereby certify as follows:

[CHECK A OR B AS APPLICABLE.]

☐ A.	We are a non-U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended).

☐ B.	We are a U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended) that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

You and the Issuer are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF BENEFICIAL OWNER]

By:
Name:
Title:
Address:

Date:

[FORM II]

Certificate of Beneficial Ownership

To:	U.S. Bank National Association
60 Livingston Avenue
St. Paul, MN 55107-2292
Attention: Corporate Trust Department

Re:	Wells Operating Partnership II, L.P. (the “Issuer”)
5.875% Senior Notes due 2018 (the “Notes”)
issued under the Indenture (the “Indenture”) dated as
of April 4, 2011 relating to the Notes

Ladies and Gentlemen:

This is to certify that based solely on certifications we have received in writing, by tested telex or by electronic transmission from Institutions appearing in our records as persons being entitled to a portion of the principal amount of Notes represented by a Temporary Offshore Global Note issued under the above-referenced Indenture, that as of the date hereof, $         principal amount of Notes represented by the Temporary Offshore Global Note being submitted herewith for exchange is beneficially owned by persons that are either (i) non-U.S. persons (within the meaning of Regulation S under the Securities Act of 1933, as amended) or (ii) U.S. persons that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

We further certify that (i) we are not submitting herewith for exchange any portion of such Temporary Offshore Global Note excepted in such certifications and (ii) as of the date hereof we have not received any notification from any Institution to the effect that the statements made by such Institution with respect to any portion of such Temporary Offshore Global Note submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

You and the Issuer are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Yours faithfully,

[Name of DTC Participant]

By:
Name:
Title:
Address:

Date:

EXHIBIT H

THIS NOTE IS A TEMPORARY GLOBAL NOTE. PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON THAT PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR PHYSICAL NOTES OTHER THAN A PERMANENT GLOBAL NOTE IN ACCORDANCE WITH THE TERMS OF THE INDENTURE. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.

NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNTIL SUCH BENEFICIAL INTEREST IS EXCHANGED OR TRANSFERRED FOR AN INTEREST IN ANOTHER NOTE

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